Exhibit 4.1

EXECUTION COPY

CORPBANCA

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee, Registrar, Paying Agent and Transfer Agent

and

DEUTSCHE BANK LUXEMBOURG S.A.,

as Luxembourg Paying Agent and Transfer Agent

INDENTURE

Dated as of

January 15, 2013

Providing for Issuance of Securities in Series

ARTICLE 2

SECURITY FORMS

ARTICLE 3

THE SECURITIES

Section 3.1	General Title; General Limitations; Issuable in Series; Terms of Particular Series	19
Section 3.2	Denominations	21
Section 3.3	Execution, Authentication and Delivery and Dating	21

(continued)

ARTICLE 4

SATISFACTION AND DISCHARGE

Section 4.1	Satisfaction and Discharge of Indenture	30
Section 4.2	Application of Trust Money	31

ARTICLE 5

REMEDIES

ARTICLE 6

THE TRUSTEE

Section 6.1	Certain Duties and Responsibilities	41
Section 6.2	Notice of Defaults	42
Section 6.3	Certain Rights of Trustee	42

(continued)

ARTICLE 7

SECURITYHOLDERS’ LISTS AND REPORTS BY

TRUSTEE AND BANK

ARTICLE 8

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

Section 8.1	Bank May Consolidate, etc., only on Certain Terms	56
Section 8.2	Successor Corporation Substituted	56

ARTICLE 9

SUPPLEMENTAL INDENTURES

ARTICLE 10

COVENANTS

Section 10.1	Payment of Principal, Premium and Interest	60

(continued)

ARTICLE 11

SUBORDINATION OF SUBORDINATED SECURITIES

ARTICLE 12

REDEMPTION OF SECURITIES

THIS INDENTURE dated as of January 15, 2013 (the “Indenture”), among CORPBANCA, a Chilean banking corporation (sociedad anónima bancaria) (hereinafter called the “Bank”), having its principal office at Rosario Norte 660, Las Condes, Santiago, Chile, and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (in such capacity, the “Trustee”), Registrar, Paying Agent, and Transfer Agent, and Deutsche Bank Luxembourg S.A. as Luxembourg Paying Agent and Luxembourg Transfer Agent.

Recitals of the Bank

The Bank has duly authorized the execution and delivery of this Indenture to provide for the issuance of its debentures, notes, bonds or other evidences of indebtedness, to be issued in one or more fully registered series.

All things necessary to make this Indenture a valid agreement of the Bank, in accordance with its terms, have been done.

Agreements of the Parties

To set forth or to provide for the establishment of the terms and conditions upon which the Securities are to be authenticated, issued and delivered, and in consideration of the premises and the purchase of Securities by the Holders thereof, it is mutually covenanted and agreed as follows, for the equal and proportionate benefit of all Holders of the Securities or of a series thereof, as the case may be:

ARTICLE 1

Definitions and Other Provisions

of General Application

Section 1.1 Definitions. For all purposes of this Indenture and of any indenture supplemental hereto, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b) all other terms used herein that are defined in the Trust Indenture Act or by Commission rule under the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the Republic at the date of such computation;

(d) all references in this instrument to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(e) “including” and words of similar import shall be deemed to be followed by “without limitation.”

“Act,” when used with respect to any Securityholder, has the meaning specified in Section 1.4(a).

“Additional Amounts” has the meaning specified in Section 3.8.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any Person authorized by the Trustee to authenticate Securities under Section 6.14.

“Bank” means the Person named as the “Bank” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Bank” shall mean such successor corporation.

“Bank Request” and “Bank Order” mean, respectively, a written request or order signed in the name of the Bank by any two of the following: its Chairman of the Board, Vice Chairman of the Board, President or a Vice President, its Treasurer, Assistant Treasurer, its Controller, Assistant Controller, its Secretary or Assistant Secretary, its principal financial officer, its principal accounting officer or any other officer, employee or agent of the Bank duly authorized by a Board Resolution, and delivered to the Trustee.

“Bankruptcy Law” has the meaning specified in Section 5.1.

“Board of Directors” means either the board of directors of the Bank or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Board of Directors of the Bank to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day which is neither a Saturday, Sunday or other day on which banking institutions in New York and Santiago are authorized or required by law or executive order to be closed.

“Clearstream, Luxembourg” means Clearstream Banking, societe anonyme, or any successor securities clearing agency.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Corporate Trust Office” means the office of the Trustee in New York, New York at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 60 Wall Street, New York, New York 10005; and such other officers as the Trustee may designate from time to time.

“Defaulted Interest” has the meaning specified in Section 3.7.

“Depositary” means, unless otherwise specified by the Bank pursuant to either Section 2.4 or 3.1, with respect to Securities of any series issuable or issued as a Global Security, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Exchange Act or other applicable statute or regulation.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Event of Default” has the meaning specified in Section 5.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Global Security” means, with respect to any series of Securities issued hereunder, a Security which is executed by the Bank and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with this Indenture and an indenture supplemental hereto, if any, or Board Resolution and pursuant to a Bank Request, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Securities of such series or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest.

“Holder,” when used with respect to any Security, means a Securityholder.

“Indebtedness” means, with respect to any Person (without duplication), (a) any liability of such Person (1) for borrowed money or under any reimbursement obligation relating to a letter of credit, financial bond or similar instrument or agreement, (2) evidenced by a bond, note, debenture or similar instrument or agreement (including a purchase money obligation) given in connection with the acquisition of any business, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business or a performance bond or similar obligation) or (3) for the payment of money relating to any obligations under any capital lease of real or personal property; and (b) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clause (a) above. For the purpose of determining any particular amount of Indebtedness under this definition, guarantees of (or obligations with respect to letters of credit or financial bonds supporting) Indebtedness otherwise included in the determination of such amount shall also not be included.

“Indenture” or “this Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 3.1.

“Interest,” when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date,” when used with respect to any series of Securities, means the Stated Maturity of any installment of interest on those Securities.

“Judgment Currency” has the meaning specified in Section 1.16.

“Lien” means any mortgage, pledge, lien, security interest, charge or other encumbrance (including any conditional sale or other title retention agreement or lease in the nature thereof other than a title retention agreement in connection with the purchase of goods in the ordinary course of business).

“Luxembourg Paying Agent” means a Paying Agent with respect to the Securities located in Luxembourg that is selected by the Bank, which shall initially be Deutsche Bank Luxembourg S.A.

“Maturity,” when used with respect to any Securities, means the date on which the principal of any such Security becomes due and payable as therein or herein provided, whether on a Repayment Date, at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Officers’ Certificate” means a certificate signed by one of the following: the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President, the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Bank, its principal financial officer, its principal accounting officer or any other officer, employee or agent of the Bank duly authorized by a Board Resolution, and delivered to the Trustee. Wherever this Indenture requires that an Officers’ Certificate be signed also by an engineer or an accountant or other expert, such engineer, accountant or other expert (except as otherwise expressly provided in this Indenture) may be in the employ of the Bank, and shall be acceptable to the Trustee, whose acceptance shall not be unreasonably withheld.

“Opinion of Counsel” means a written opinion of counsel, who may (except as otherwise expressly provided in this Indenture) be an employee of or of counsel to the Bank. Such counsel shall be acceptable to the Trustee, whose acceptance shall not be unreasonably withheld.

“Original Issue Discount Security” means any Security deemed an Original Issue Discount Security for United States Federal income tax purposes.

“Outstanding,” when used with respect to Securities or Securities of any series, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

(a) such Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) such Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(c) such Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, or which shall have been paid pursuant to the terms of Section 3.6 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a Person in whose hands such Security is a legal, valid and binding obligation of the Bank).

In determining whether the Holders of the requisite principal amount of such Securities Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of any Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of the taking of such action upon a declaration of acceleration of the Maturity thereof and (ii) Securities owned by the Bank or any other obligor upon the Securities, if any, or any Affiliate of the Bank or of such other obligor, if any, shall be disregarded and deemed not to be Outstanding. In determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee knows to be owned by the Bank or any other obligor upon the Securities, if any, or any Affiliate of the Bank or such other obligor, if any, shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act as owner with respect to such Securities and that the pledgee is not the Bank or any other obligor upon the Securities or any Affiliate of the Bank or such other obligor.

“Paying Agent” means Deutsche Bank Trust Company Americas, Deutsche Bank Luxembourg, S.A., and any other Person authorized by the Bank to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Bank.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” means, with respect to any series of Securities issued hereunder, the city or political subdivision so designated with respect to the series of Securities in question in accordance with the provisions of Section 3.1, which if not so designated shall be The City of New York.

“Predecessor Securities” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price specified in such Security or pursuant to this Indenture at which it is to be redeemed pursuant to this Indenture or, if not specified, at 100% of the principal amount thereof.

“Regular Record Date” for the interest payable on any Security on any Interest Payment Date means the date specified in such Security or pursuant to this Indenture as the Regular Record Date, irrespective of whether such date is a Business Day.

“Relevant Indebtedness” means any past or future Indebtedness in the form of, or represented by bonds, notes, debentures, loan stock or other securities which are for the time being, or are capable of being, quoted, listed or ordinarily dealt in any stock exchange, over-the-counter or other securities market, having an original maturity of more than one year from its date of issue.

“Relevant Jurisdiction” has the meaning specified in Section 3.8.

“Repayment Date,” when used with respect to any Security to be repaid at the option of the Holder, means the date fixed for such repayment in such Security or pursuant to this Indenture.

“Repayment Price,” when used with respect to any Security to be repaid at the option of the Holder, means the price specified in such Security or pursuant to this Indenture at which it is to be repaid pursuant to such Security.

“Republic” means the Republic of Chile.

“Required Currency” has the meaning specified in Section 1.16.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Security” or “Securities” means any note or notes, bond or bonds, debenture or debentures, or any other evidences of indebtedness, as the case may be, of any series authenticated and delivered from time to time under this Indenture.

“Security Register” shall have the meaning specified in Section 3.5.

“Security Registrar” means the Person who keeps the Security Register specified in Section 3.5.

“Securityholder” means a Person in whose name a Security is registered in the Security Register.

“Senior Indebtedness” means indebtedness of the Bank other than Subordinated Indebtedness.

“Senior Securities” mean Securities of a series issued under this Indenture that are not by their terms made subject to the subordination provisions of Article Eleven.

“Special Record Date” for the payment of any Defaulted Interest (as defined in Section 3.7) means a date fixed by the Trustee pursuant to Section 3.7.

“Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subordinated Indebtedness” means any indebtedness of the Bank (including any liability, whether actual or contingent, under any guarantee or indemnity) in respect of any notes, bonds or other debt securities which is subordinated in right of payment at least to, or the repaying of or payment in respect of which is expressed to be conditional upon, the complete payment of the claims of all unsubordinated creditors of the obligor of such indebtedness.

“Subordinated Securities” mean Securities of a series issued under this Indenture that are by their terms made subject to the subordination provisions of Article Eleven.

“Subsidiary” means any corporation or other business entity of which the Bank owns or controls (either directly or through one or more other Subsidiaries) more than 50% of the issued share capital or other ownership interests, in each case having ordinary voting power to elect or appoint directors, managers or trustees of such corporation or other business entity (whether or not capital stock or other ownership interests or any other class or classes shall or might have voting power upon the occurrence of any contingency).

“Taxes” has the meaning specified in Section 3.8.

“Transfer Agent” means Deutsche Bank Trust Company Americans, Deutsche Bank Luxembourg, S.A., and any other Person authorized by the Bank to effectuate the exchange or transfer of any Security on behalf of the Bank hereunder.

“Transparency Directive” has the meaning specified in Section 10.9.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this instrument was executed, except as provided in Section 9.5.

“Trustee” means the Person named as the Trustee in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean and include each Person who is then a Trustee hereunder. If at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of that series.

“U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof or any other Person, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any obligation or a specific payment of principal of or interest on any such obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian shall not be authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the obligation or the specific payment of principal of or interest on the obligation evidenced by such depository receipt.

“Vice President,” when used with respect to the Bank or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president,” including an assistant vice president.

Section 1.2 Compliance Certificates and Opinions. Upon any application or written request by the Bank to the Trustee to take any action under any provision of this Indenture, the Bank shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of counsel providing such Opinion all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance by or on behalf of the Bank with a condition or covenant provided for in this Indenture (except for the written statement required by Section 10.4) shall include

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.3 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to the other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Bank may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Bank stating that the information with respect to such factual matters is in the possession of the Bank, unless counsel providing such Opinion of Counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.4 Acts of Securityholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders or Securityholders of any series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Bank. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Securityholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Bank, if made in the manner provided in this Section.

(b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.

Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of Securities shall be proved by the Security Register.

(d) If the Bank shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other action, the Bank may, at its option, by Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Bank shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Securities outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Securities Outstanding shall be computed as of the record date; provided that no such authorization, agreement or consent by the Holders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Bank in reliance thereon whether or not notation of such action is made upon such Security.

(f) Without limiting the foregoing, a Holder entitled hereunder to give or take any such action with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

Section 1.5 Notices, etc., to Trustee and Bank. Any request, demand, authorization, direction, notice, consent, waiver or Act of Securityholders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a) the Trustee by any Securityholder or by the Bank shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention:

Deutsche Bank Trust Company Americas

Trust and Agency Services

60 Wall Street, 27th Floor

MS NYC60-2710

New York, New York 10005

Fax: 732-578-4635

Attn: Corporates Team Deal Manager – Corpbanca

With a copy to:

Deutsche Bank Trust Company Americas

c/o Deutsche Bank National Trust Company

Trust and Agency Services

100 Plaza One, Mailstop JCY03-0699

Jersey City, New Jersey 07311

Fax: 732-578-4635

Attn: Corporates Team Deal Manager – Corpbanca, or

(b) the Bank by the Trustee or by any Securityholder shall be sufficient for every purpose hereunder (except as otherwise expressly provided herein or, in the case of a request for repayment, as specified in the Security carrying the right to repayment) if made, given, furnished or filed in writing to or with the Bank at its principal office, Attention:

CorpBanca

660 Rosario Norte. Las Condes,

Santiago, Chile

Fax.: +56-2-2660-2366

Attn: Cristián Canales Palacios.

Section 1.6 Notices to Securityholders; Waiver. Where this Indenture or any Security provides for notice to Securityholders of any event, such notice shall be sufficiently given (unless otherwise herein or in such Security expressly provided) if in writing and mailed, first-class postage prepaid, to each Securityholder affected by such event, at its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Securityholders is given by mail, neither the inadvertent failure to mail such notice, nor any defect in any notice so mailed, to any particular Securityholder shall affect the sufficiency of such notice with respect to other Securityholders. Where this Indenture or any Security provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Securityholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In addition, so long as the Securities are listed on the official list of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF market and it is required by the rules of such exchange, all notices to Holders of Securities will be published in English: (a) in a leading newspaper having a general circulation in Luxembourg (which currently is expected to be Luxemburger Wort); or (b) on the website of the Luxembourg Stock Exchange at http://www.bourse.lu.Notices will be deemed to have been given on the date of mailing or of publication as aforesaid or, if published on different dates, on the date of the first such publication. If publication as provided above is not practicable, notices will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve.

Neither the failure to give any notice to a particular Holder, nor any defect in a notice given to a particular Holder, will affect the sufficiency of any notice given to other Holders.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or otherwise, it shall be impractical to mail notice of any event to any Securityholder when such notice is required to be given pursuant to any provision of this Indenture, then any method of notification as shall be satisfactory to the Trustee and the Bank shall be deemed to be a sufficient giving of such notice.

Section 1.7 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.8 Successors and Assigns. All covenants and agreements in this Indenture by the Bank shall bind its successors and assigns, whether so expressed or not.

Section 1.9 Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.10 Benefits of Indenture. Nothing in this Indenture or in any Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Authenticating Agent, any Paying Agent, any Transfer Agent the Security Registrar and the Securityholders (or such of them as may be affected thereby), any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.11 Governing Law. This Indenture shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions thereof.

Section 1.12 Consent to Jurisdiction and Service of Process. (a) The Bank irrevocably consents to the exclusive jurisdiction of any court of the State of New York or any United States Federal court sitting, in each case, in the Borough of Manhattan, The City of New York, New York, United States of America, and any appellate court from any thereof. The Bank irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action or proceeding that may be brought in connection with this Indenture or the Securities in such courts on the grounds of venue or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Bank agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Bank and may be enforced in any court to the jurisdiction of which the Bank is subject by a suit upon such judgment; provided that service of process is effected upon the Bank in the manner provided by this Indenture.

(b) The Bank agrees that service of all writs, process and summonses in any suit, action or proceeding brought in connection with this Indenture or the Securities against the Bank in any court of the State of New York or any United States Federal court sitting, in each case, in the Borough of Manhattan, The City of New York, may be made upon CorpBanca New York Branch, 845 Third Avenue, 5th Floor, New York, New York 10022, whom the Bank irrevocably appoints as its authorized agent for service of process. The Bank represents and warrants that CorpBanca New York Branch, the Bank’s authorized representative in the United States, has agreed to act as the Bank’s agent for service of process. The Bank agrees that such appointment shall be irrevocable so long as any of the Securities remain outstanding or until the irrevocable appointment by the Bank of a successor in The City of New York as its authorized agent for such purpose and the acceptance of such appointment by such successor. The Bank further agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. If CorpBanca New York Branch shall cease to act as the agent for service of process for the Bank, the Bank shall appoint without delay another such agent and provide prompt written notice to the Trustee of such appointment. With respect to any such action in any court of the State of New York or any United States Federal court, in each case, in the Borough of Manhattan, The City of New York, service of process upon CorpBanca New York Branch as the authorized agent of the Bank for service of process, and written notice of such service to the Bank, shall be deemed, in every respect, effective service of process upon the Bank.

(c) Nothing in this Section shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against any other party or its property in the courts of other jurisdictions.

Section 1.13 Waiver of Immunity. To the extent that the Bank or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from setoff or counterclaim, from the jurisdiction of any Chilean, New York or U.S. federal court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, instituted in any state or federal court in the Borough of Manhattan, the City of New York, New York, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Indenture or the Securities brought by the Trustee or a Securityholder, the Bank, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

Section 1.14 Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date or Stated Maturity, and no interest, shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

Section 1.15 Judgment Currency. The Bank agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of, or premium or interest, if any, on the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which, in accordance with normal banking procedures, the Trustee could purchase the Required Currency with the Judgment Currency and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.

Section 1.16 Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 1.17 No Recourse Against Others. A director, officer, employee or shareholder, as such, of the Bank, shall not have liability for any obligations of the Bank under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

Section 1.18 USA Patriot Act. The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act), all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. To the extent permitted by Chilean or other applicable law, the parties to this Indenture agree that they will provide to the Trustee such information as it may request, from time to time, in order for the Trustee to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provide.

Section 1.19 Force Majeure. The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee that prevents the Trustee from performing such act or fulfilling such duty, obligation or responsibility hereunder (including but not limited to any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire, facsimile or other wire or communication facility); it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE 2

Security Forms

Section 2.1 Forms Generally. The Securities shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable laws or regulations or with the rules of any securities exchange, or as may, consistently herewith, be determined by the person or persons executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities, subject, with respect to the Securities of any series, to the rules of any securities exchange on which such Securities are listed.

Section 2.2 Forms of Securities. Each Security shall be in the form of Exhibit A hereto or in one of the forms approved from time to time by or pursuant to a Board Resolution or established in one or more indentures supplemental hereto. Prior to the delivery of a Security to the Trustee for authentication in any form approved by or pursuant to a Board Resolution, the Bank shall deliver to the Trustee the Board Resolution by or pursuant to which such form of Security has been approved, which Board Resolution shall have attached thereto a true and correct copy of the form of Security which has been approved thereby or, if a Board Resolution authorizes a specific person or persons to approve a form of Security, a certificate of such person or persons approving the form of Security attached thereto. Any form of Security approved by or pursuant to a Board Resolution must be acceptable as to form to the Trustee, such acceptance to be evidenced by the Trustee’s authentication of Securities in that form or a certificate signed by a Responsible Officer of the Trustee and delivered to the Bank.

Section 2.3 Form of Trustee’s Certificate of Authentication. The form of Trustee’s Certificate of Authentication for any Security issued pursuant to this Indenture shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:	DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee, By: DEUTSCHE BANK NATIONAL TRUST COMPANY

By:
Authorized Signatory

Section 2.4 Securities Issuable in the Form of a Global Security. (a) If the Bank shall establish pursuant to Sections 2.2 and 3.1 that the Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Bank shall execute and the Trustee or its agent shall, in accordance with Section 3.3 and the Bank Request delivered to the Trustee or its agent thereunder, authenticate and make available for delivery such Global Security or Securities which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Securities of such series to be represented by such Global Security or Securities or such portion thereof as the Bank shall specify in a Bank Request, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or its nominee, (iii) shall be held by the Trustee as custodian for the Depositary or pursuant to the Depositary’s instruction and (iv) shall bear a Global Securities Legend (as defined in Section 2.5 hereto).

(b) Notwithstanding any other provisions of this Section 2.4 or of Section 3.5, but subject to the provisions of paragraph (c) below, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for individual Securities, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 3.5, only to a nominee of the Depositary for such Global Security, to the Depositary, to a successor Depositary for such Global Security selected or approved by the Bank or to a nominee of such successor Depositary.

(c) (i) If at any time the Depositary for a Global Security notifies the Bank that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary for the Securities for such series ceases to be a clearing agency registered under the Exchange Act or other applicable statute or regulation, the Bank shall appoint a successor Depositary with respect to such Global Security. If a successor Depositary for such Global Security is not appointed by the Bank within 90 days after the Bank receives such notice or becomes aware of such ineligibility, the Bank will execute, and the Trustee or its agent, upon receipt of a Bank Request for the authentication and delivery of individual Securities of such series in exchange for such Global Security, will authenticate and make available for delivery, individual Securities of such series of like tenor and terms in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security.

(ii) The Bank may at any time and in its sole discretion determine that the Securities of any series or portion thereof issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Bank will execute, and the Trustee, upon receipt of a Bank Request for the authentication and delivery of individual Securities of such series in exchange in whole or in part for such Global Security, will authenticate and make available for delivery individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities representing such series or portion thereof in exchange for such Global Security or Securities.

(iii) If an Event of Default under the Securities of any series has occurred and is continuing and all principal of and premium, if any, and accrued interest on such Securities shall have become immediately due and payable as provided by Section 5.2 and the Trustee has been advised by counsel that in connection with such Event of Default it is necessary or appropriate for the Trustee or the Securityholders to obtain possession of such Securities, the Trustee may, in the reasonable exercise of its discretion, determine that the Securities of such series represented by Global Securities shall no longer be represented by such Global Securities. In such event, the Bank agrees to execute and the Trustee will authenticate and deliver, in exchange for such Global Securities, individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Securities representing such series or portion thereof.

(iv) If specified by the Bank pursuant to Sections 2.2 and 3.1 with respect to Securities issued or issuable in the form of one or more Global Securities, the Depositary for such Global Security or Securities may surrender such Global Security or Securities in exchange in whole or in part for individual Securities of such series of like tenor and terms in definitive form on such terms as are acceptable to the Bank and such Depositary. Thereupon the Bank shall execute, and the Trustee or its agent shall authenticate and make available for delivery, without service charge, (A) to each Person specified by such Depositary a new Security or Securities of the same series of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security or Securities; and (B) to such Depositary a new Global Security or Securities of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security or Securities and the aggregate principal amount of Securities delivered to the Holders thereof.

(v) In any exchange provided for in any of the preceding four paragraphs, the Bank will execute and the Trustee or its agent will authenticate and make available for delivery individual Securities in definitive registered form in authorized denominations. Upon the exchange of the entire principal amount of a Global Security for individual Securities, such Global Security shall be cancelled by the Trustee or its agent. Except as provided in the preceding paragraph, Securities issued in exchange for a Global Security pursuant to this Section (A) shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or the Security Registrar and (B) shall bear any legend set forth on such Global Security (other than a legend relating to such Global Security’s status as a Global Security) or which is reasonably necessary to comply with applicable law. The Trustee or the Security Registrar shall deliver such Securities to the Persons in whose names such Securities are so registered.

(d) Subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability.

Section 2.5 Global Security Legend.

(a) Each Global Security shall also bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC” OR THE “DEPOSITARY”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL SECURITY AS REFERRED TO IN THE INDENTURE HEREINAFTER REFERENCED. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

EACH PURCHASER OR HOLDER OF THE NOTES OR ANY INTEREST THEREIN, INCLUDING ANY TRANSFEREE THEREOF, BY SUCH PURCHASE OR HOLDING, SHALL BE DEEMED TO HAVE REPRESENTED AND AGREED THAT (I) IT IS NOT AND IS NOT ACTING ON BEHALF OF A PERSON WHO IS OR WILL BE (A) AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1986, AS AMENDED (“ERISA”), A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR ANOTHER EMPLOYEE BENEFIT PLAN SUBJECT TO U.S. FEDERAL, STATE OR LOCAL LAW, OR TO NON-U.S. LAW, THAT IS SIMILAR TO ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR (II) ITS PURCHASE AND HOLDINGS OF NOTES DOES NOT AND WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE OR A VIOLATION OF SIMILAR LAW.

(b) In the event that Securities are issued with “original issue discount” for U.S. federal income tax purposes, the relevant Global Security shall also bear the legend described in Section 1.1275-3(b) of the U.S. Treasury Regulations.

ARTICLE 3

The Securities

Section 3.1 General Title; General Limitations; Issuable in Series; Terms of Particular Series . The aggregate principal amount of Securities which may be authenticated and delivered and Outstanding under this Indenture is not limited.

The Securities may be issued in one or more series up to an aggregate principal amount of Securities as from time to time may be authorized by the Board of Directors. All Securities of each series under this Indenture shall in all respects be equally and ratably entitled to the benefits hereof with respect to such series without preference, priority or distinction on account of the actual time of the authentication and delivery or Stated Maturity of the Securities of such series.

Each series of Securities shall be created either by or pursuant to a Board Resolution or by or pursuant to an indenture supplemental hereto. The Securities of each such series may bear such date or dates, be payable at such place or places, have such Stated Maturity or Maturities, be issuable at such premium over or discount from their face value, bear interest at such rate or rates (which may be fixed or floating), from such date or dates, payable in such installments and on such dates and at such place or places to the Securityholders registered as such on the related Regular Record Dates, or may bear no interest, and may be redeemable or repayable at such Redemption Price or Prices or Repayment Price or Prices, as the case may be, whether at the option of the Holder or otherwise, and upon such terms, all as shall be provided for in or pursuant to the Board Resolution or in or pursuant to the supplemental indenture creating that series. The Bank may from time to time, without the consent of Holders of a series of Securities, issue further securities having terms and conditions identical to those of such series of Securities, except with respect to (i) Issue Date, (ii) the first Interest Payment Date, and (iii) the amount of interest payable on the first Interest Payment Date of such series of Securities, so that any further issue is consolidated and forms a single series with such series of Securities. Notwithstanding any statement in the Indenture to the contrary, the Bank will not issue additional new Securities that are treated for non-tax purposes as a single series with the original new Securities but are treated as a separate series for U.S. federal income tax purposes unless such additional new Securities are assigned separate CUSIP and ISIN numbers from the original new Securities. There may also be established in or pursuant to a Board Resolution or in or pursuant to a supplemental indenture prior to the issuance of Securities of each such series, provision for, among other things:

(a) the exchange or conversion of the Securities of that series, at the option of the Holders thereof, for or into new Securities of a different series or other securities or other property, including shares of capital stock of the Bank or any Subsidiary of the Bank or securities directly or indirectly convertible into or exchangeable for any such shares;

(b) a sinking or purchase fund or other analogous obligation;

(c) if other than U.S. dollars, the currency or currencies or units based on or related to currencies (including Euros) in which the Securities of such series shall be denominated and in which payments of principal of, and any premium and interest on, such Securities shall or may be payable;

(d) if the principal of (and premium, if any) or interest, if any, on the Securities of such series are to be payable, at the election of the Bank or a holder thereof, in a currency or currencies or units based on or related to currencies (including Euros) other than that in which the Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

(e) if the amount of payments of principal of (and premium, if any) or interest, if any, on the Securities of such series may be determined with reference to an index based on (i) a currency or currencies or units based on or related to currencies (including Euros) other than that in which the Securities are stated to be payable, (ii) changes in the price of one or more other securities or groups or indexes of securities or (iii) changes in the prices of one or more commodities or groups or indexes of commodities, or any combination of the foregoing, the manner in which such amounts shall be determined;

(f) if the aggregate principal amount of the Securities of that series is to be limited, such limitations;

(g) the exchange of Securities of that series, at the option of the Holders thereof, for other Securities of the same series of the same aggregate principal amount of a different authorized kind or different authorized denomination or denominations, or both;

(h) the appointment by the Trustee of an Authenticating Agent in one or more places other than the location of the office of the Trustee with power to act on behalf of the Trustee and subject to its direction in the authentication and delivery of the Securities of any one or more series in connection with such transactions as shall be specified in the provisions of this Indenture or in or pursuant to the Board Resolution or the supplemental indenture creating such series;

(i) the portion of the principal amount of Securities of the series, if other than the total principal amount thereof, which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.2 or provable in bankruptcy pursuant to Section 5.4;

(j) any Event of Default with respect to the Securities of such series, if not set forth herein and any additions, deletions or other changes to the Events of Default set forth herein that shall be applicable to the Securities of such series (including a provision making any Event of Default set forth herein inapplicable to the Securities of that series);

(k) any covenant solely for the benefit of the Securities of such series and any additions, deletions or other changes to the provisions of Article Ten or any definitions relating to such Article that shall be applicable to the Securities of such series (including a provision making any Section of such Article inapplicable to the Securities of such series);

(l) applicability of Article Twelve of this Indenture to the Securities of such series;

(m) if the Securities of the series shall be issued in whole or in part in the form of a Global Security or Global Securities, the terms and conditions, if any, upon which such Global Security or Global Securities may be exchanged in whole or in part for other individual Securities; and the Depositary for such Global Security or Global Securities (if other than the Depositary specified in Section 1.1 hereof);

(n) the subordination of the Securities of such series to any other indebtedness of the Bank, including the Securities of any other series;

(o) whether such Securities shall be issued as part of a new or existing series of Securities and the title of such Securities (which shall distinguish the Securities of the series from Securities of another series); and

(p) any other terms of the series, which shall not be inconsistent with the provisions of this Indenture,

all upon such terms as may be determined in or pursuant to a Board Resolution or in or pursuant to a supplemental indenture with respect to such series. All Securities of the same series shall be substantially identical in tenor and effect, except as to denomination.

The form of the Securities of each series shall be established pursuant to the provisions of this Indenture in or pursuant to the Board Resolution or in or pursuant to the supplemental indenture creating such series. The Securities of each series shall be distinguished from the Securities of each other series in such manner, reasonably satisfactory to the Trustee, as the Board of Directors may determine.

Unless otherwise provided with respect to Securities of a particular series, the Securities of any series may only be issuable in registered form, without coupons.

Any terms or provisions in respect of the Securities of any series issued under this Indenture may be determined pursuant to this Section by providing in a Board Resolution or supplemental indenture for the method by which such terms or provisions shall be determined.

Section 3.2 Denominations. The Securities of each series shall be issuable in such denominations and currency as shall be provided in the provisions of this Indenture or in or pursuant to the Board Resolution or in or pursuant to the supplemental indenture creating such series. In the absence of any such provisions with respect to the Securities of any series, the Securities of that series shall be issuable only in U.S. dollars in fully registered form without coupons in denominations of U.S.$1,000 and any integral multiple thereof.

Section 3.3 Execution, Authentication and Delivery and Dating. The Securities shall be executed on behalf of the Bank by any two of the following: its Chairman of the Board, its Vice Chairman of the Board, its President, one of its Vice Presidents, its Treasurer, its Secretary or one of its Assistant Secretaries, its principal financial officer, its principal accounting officer or any other officer, employee or agent of the Bank duly authorized by or pursuant to a Board Resolution to execute the Securities. The signature of any of these officers, employees or agents on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers, employees or agents of the Bank shall bind the Bank, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Bank may deliver Securities executed by the Bank to the Trustee for authentication; and the Trustee shall, upon Bank Order, authenticate and make available for delivery such Securities as provided in this Indenture and not otherwise.

Prior to any such authentication and delivery, the Trustee shall be entitled to receive, in addition to any Officers’ Certificate and Opinion of Counsel required to be furnished to the Trustee pursuant to Section 1.2, and the Board Resolution and any certificate relating to the issuance of the series of Securities required to be furnished pursuant to Section 2.2, an Opinion of Counsel stating that:

(a) all laws and requirements with respect to the execution and delivery by the Bank of such Securities have been complied with, the Bank has the corporate power to issue such Securities and such Securities have been duly authorized and delivered by the Bank and, assuming due authentication and delivery by the Trustee, constitute legal, valid and binding obligations of the Bank enforceable in accordance with their terms (subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity) and entitled to the benefits of this Indenture, equally and ratably with all other Securities, if any, of such series Outstanding; and

(b) such other matters as the Trustee may reasonably request;

and, if the authentication and delivery relates to a new series of Securities created by an indenture supplemental hereto, also stating that all laws and requirements with respect to the form and execution by the Bank of the supplemental indenture with respect to that series of Securities have been complied with, the Bank has corporate power to execute and deliver any such supplemental indenture and has taken all necessary corporate action for those purposes and any such supplemental indenture has been executed and delivered and constitutes the legal, valid and binding obligation of the Bank enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity).

The Trustee shall not be required to authenticate such Securities if the issue thereof will adversely affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture.

Unless otherwise provided in the form of Security for any series, all Securities shall be dated the date of their authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Section 3.4 Temporary Securities. Pending the preparation of definitive Securities of any series, the Bank may execute, and, upon receipt of the documents required by Section 3.3, together with a Bank Order, the Trustee shall authenticate and make available for delivery, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. In the case of Securities of any series, such temporary Securities may be in global form.

If temporary Securities of any series are issued, the Bank will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Bank in a Place of Payment, without charge to the Holder; and upon surrender for cancellation of any one or more temporary Securities the Bank shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Securities of such series of authorized denominations and of like tenor and terms. Until so exchanged the temporary Securities of such series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

Upon any exchange of a portion of a temporary Global Security for a definitive Global Security or for the individual Securities represented thereby pursuant to this Section 3.4 or Section 3.5, the temporary Global Security shall be endorsed by the Trustee to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such temporary Global Security shall be reduced for all purposes by the amount so exchanged and endorsed.

Section 3.5 Registrar, Paying Agents and Transfer Agents. (a) The Bank shall keep or cause the Trustee as registrar and transfer agent for the Securities to keep a register (herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Bank shall provide for the registration of Securities, or of Securities of a particular series, and for transfers of Securities or of Securities of such series. Any such register shall be in written form or in any other form capable of being converted into written form within a reasonable time. If the Bank maintains such Security Register, at all reasonable times the information contained in such register or registers shall be available for inspection by the Trustee at the office or agency to be maintained by the Bank as provided in Section 10.2.

(i) The Bank will maintain a Paying Agent and Transfer Agent with offices in the Borough of Manhattan, New York City, and, for so long as any Securities are listed on the Luxembourg Stock Exchange for trading on the Euro MTF market and the rules of the exchange so require, the Bank will maintain a Paying Agent and Transfer Agent in Luxembourg. The Bank will use its best efforts to maintain a Paying Agent that is not obliged to withhold or deduct tax pursuant to the European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26 and 27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such directive.

(ii) The Bank shall enter into any appropriate agency agreements with any Registrar, Paying Agent or Transfer Agent not a party to this Indenture, which shall implement the provisions of this Indenture that relate to such agent. The Bank shall notify the Trustee in writing of the name and address of any such agent. If the Bank fails to maintain a Registrar, Paying Agent or Transfer Agent in the Borough of Manhattan, New York City, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.7.

(b) Subject to Section 2.4, upon surrender for transfer of any Security of any series at the relevant office or agency of the Bank in a Place of Payment, the Bank shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Securities of such series of any authorized denominations, of a like aggregate principal amount and Stated Maturity and of like tenor and terms.

(c) Subject to Section 2.4, at the option of the Holder, Securities of any series may be exchanged for other Securities of such series of any authorized denominations, of a like aggregate principal amount and Stated Maturity and of like tenor and terms, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Bank shall execute, and the Trustee shall authenticate and make available for delivery, the Securities which the Securityholder making the exchange is entitled to receive.

(d) All Securities issued upon any transfer or exchange of Securities shall be the valid obligations of the Bank, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

(e) Every Security presented or surrendered for transfer or exchange shall (if so required by the Bank or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Bank and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

(f) Unless otherwise provided in the Security to be transferred or exchanged, no service charge shall be made on any Securityholder for any registration of transfer or exchange of Securities, but the Bank may (unless otherwise provided in such Security) require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Securities, other than exchanges pursuant to Section 3.4 or 9.6 not involving any transfer.

(g) The Bank shall not be required (i) to issue, transfer or exchange any Security of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of such series selected for redemption under Section 12.3 and ending at the close of business on the date of such mailing, (ii) to transfer or exchange any Security so selected for redemption in whole or in part, except for the portion of such Security not so selected for redemption or (iii) to transfer or exchange any Security between any Regular Record Date and the related Interest Payment Date.

(h) None of the Bank, the Trustee, any agent of the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(i) Neither the Bank nor the Trustee shall have any responsibility or obligation to any participant in the Depositary, any Person claiming a beneficial ownership interest in the Securities under or through the Depositary or any such participant, or any other Person which is not shown on the Security Register as being a Holder, with respect to (i) the Securities; (ii) the accuracy of any records maintained by the Depositary or any such participant; (iii) the payment by the Depositary or any such participant of any amount in respect to the principal of or premium or interest on the Securities; (iv) any notice which is permitted or required to be given to Securityholders under this Indenture; or (v) any consent given or other action taken by the Depositary as Holder of Securities.

(j) The Bank: initially appoints the Trustee as Security Registrar, Paying Agent and Transfer Agent, and Deutsche Bank Luxembourg S.A. as Paying Agent and Transfer Agent in Luxembourg in connection with this Indenture and the Securities on its behalf. The Bank may at any time and from time to time authorize any Person to act as Security Registrar in place of the Trustee with respect to any series of Securities issued under this Indenture.

Section 3.6 Mutilated, Destroyed, Lost and Stolen Securities. If (i) any mutilated Security is surrendered to the Trustee or the Bank, and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, and (ii) there is delivered to the Bank and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Bank or the Trustee that such Security has been acquired by a bona fide purchaser, the Bank shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for such mutilated Security, a new Security of like tenor, series, Stated Maturity and principal amount, bearing a number not contemporaneously Outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Bank in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Bank may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security or in exchange for such mutilated Security shall constitute an original additional contractual obligation of the Bank, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same series duly issued hereunder.

The provisions, of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.7 Payment of Interest; Interest Rights Preserved. Unless otherwise provided with respect to such Security pursuant to Section 3.1, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of its having been such Holder; and, except as hereinafter provided, such Defaulted Interest may be paid by the Bank, at its election in each case, as provided in clause (a) or clause (b) below:

(a) The Bank may elect to make payment of any Defaulted Interest to the Persons in whose names any such Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Bank shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Bank shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Bank of such Special Record Date and, in the name and at the expense of the Bank, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holder of each such Security at its address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such

Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) The Bank may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Bank to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

If any installment of interest on any Security, the Interest Payment Date of which is on or prior to the Redemption Date for such Security, is not paid or duly provided for on or prior to such Redemption Date in accordance with the foregoing provisions of this Section, such interest shall be payable as part of the Redemption Price of such Security.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.8 Taxation. (a) All payments of or in respect of principal, interest and premium, if any, on each Security shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, fines, penalties, assessments or other governmental charges (or interest on any of the foregoing) (collectively, “Taxes”) imposed, levied, collected, withheld or assessed by, within or on behalf of the Republic (or any political subdivision or governmental authority thereof or therein having power to tax) or any other jurisdiction from or through which the Bank makes any payment under the Securities (or any political subdivision or governmental authority thereof or therein having power to tax) (a “Relevant Jurisdiction”), unless such withholding or deduction is required by law. In that event, the Bank will pay the Holders of such Securities or the Trustee, as the case may be, such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amounts received by the Holders of such Securities or the Trustee, as the case may be, after the Bank makes such withholding or deduction shall not be less than the respective amounts of principal, interest and premium, if any, that would have been received in respect of such Securities in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable in respect of any Security (i) in the case of payments for which presentation of such Security is required, presented for payment more than 30 days after the later of (x) the date on which such payment first became due and (y) if the full amount payable has not been received in the Place of Payment by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Holders by the Trustee, except to the extent that the Holder would have been entitled to such Additional Amounts on presenting such Security for payment on the last day of such 30-day period; (ii) for any estate, inheritance, gift, sales, transfer, excise, personal property or similar Taxes; (iii) held by or on behalf of a Holder who is liable for Taxes imposed in respect of such Security by reason of such Holder or beneficial owner of the Security having some present or former, direct or indirect, connection with a Relevant Jurisdiction other than the mere holding of such Security or the receipt of principal, interest or premium, if any, or the enforcement of rights in respect thereof; (iv) for any Taxes which are payable other than by deduction or withholding from payments of principal of, or interest or premium on the Securities or by direct payment by the Bank in respect of claims made against the Bank; (v) to the extent the Taxes giving rise to such Additional Amounts would not have been imposed (or would have been reduced) but for the failure of a Holder or a beneficial owner of a Security to provide any required certification, documentation or other information concerning the nationality, residence, identity or connection with the Relevant Jurisdiction or to make other similar claim for exemption to the Relevant Jurisdiction, if, after having been requested in writing by the Bank to provide such applicable certification, documentation or information or to make such a claim, such Holder or beneficial owner fails to do so within 30 days; provided that in no event shall such obligation to provide such certification, documentation or information require such Holder or beneficial owner to provide any more onerous information, documents, or other evidence than would be required to be provided had such Holder or beneficial owner been required to provide the U.S. Internal Revenue Service Forms W-8BEN, W-8ECI, W-8EXP and/or W-8IMY that (a) imposes on such Person any material unreimbursed cost or expense or (b) requires the disclosure of any material nonpublic information to any unrelated Person; (vi) any withholding or deduction imposed on a payment to an individual and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings; (vii) any Taxes which would have been avoided by a Holder presenting the relevant Security (if presentation is required) or requesting that such payment be made to another paying agent in a member state of the European Union; or (viii) any combination of the above. In addition, no Additional Amounts shall be paid with respect to any payment to any Holder of Securities who is a fiduciary or a partnership or other than the sole beneficial owner of such Securities to the extent that the beneficiary or settlor with respect to such fiduciary, the member of such partnership or the beneficial owner of such Securities would not have been entitled to Additional Amounts had such beneficiary, settlor, member or beneficial owner held such Securities directly. All references in this Indenture to principal, interest, premium and other amounts payable hereunder shall be deemed to include references to any Additional Amounts payable under this Section with respect to such principal, interest, premium or other amounts. Refunds, if any, of Taxes with respect to which the Bank pays Additional Amounts shall be for the account of the Bank.

(b) The Bank shall promptly pay when due any present or future stamp, transfer, court or documentary taxes or any other excise or property taxes, charges or similar levies imposed in connection with the initial execution, delivery or registration of each Security or any other document or instrument referred to herein or therein and except as provided in Section 3.5 with respect to the transfer or exchange of a Security. The Bank shall indemnify and make whole the Holders for any such stamp, transfer, court or documentary taxes or other excise or property taxes, charges or similar levies payable by the Bank as provided in this clause (b) paid by such Holders. Without limiting the generality of the foregoing, the Bank shall pay the stamp tax imposed on the aggregate principal amount of any Securities of any series issued hereunder within such time period as may be required by applicable law.

(c) At least 10 Business Days prior to the first Interest Payment Date for the Securities of each series, and, if there has been any change with respect to the matters set forth in the below-mentioned certificate, at least 10 Business Days prior to each Interest Payment Date for the Securities of such series, the Bank shall furnish to the Trustee an Officers’ Certificate instructing the Trustee as to any circumstances in which payments of principal of, premium, if any, or interest on any Securities of such series (including Additional Amounts) due on such date shall be subject to deduction or withholding for or on account of any taxes and the rate of any such deduction or withholding. The Bank covenants to indemnify the Trustee and any other Paying Agents for, and to hold each harmless against, any loss, liability or expense reasonably incurred without negligence, bad faith or willful misconduct on their part, arising out of or in connection with actions taken or not taken by any of them in reliance on any certificate furnished to them pursuant to this paragraph or the failure to furnish any such certificate. The obligations of the Bank under the preceding sentence shall survive payment of all the Securities of such series, the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee, the Registrar or any Paying Agent. Any certificate required by this Section to be provided to the Trustee and any other Paying Agent shall be deemed to be duly provided if telecopied to the Trustee and such other Paying Agent. Upon request, the Bank shall provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of taxes in respect of which the Bank has paid any Additional Amounts. Copies of such documentation shall be made available by the Trustee to the Holders or the other Paying Agents, as applicable, upon request therefor.

Section 3.9 Persons Deemed Owners. The Bank, the Trustee and any agent of the Bank or the Trustee may treat the Person in whose name any Security is registered in the Security Register as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any), and (subject to Section 3.7) interest on, such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Bank, the Trustee nor any agent of the Bank or the Trustee shall be affected by notice to the contrary.

Section 3.10 Cancellation. All Securities surrendered for payment, redemption, transfer, conversion or exchange or credit against a sinking fund, if any, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by the Trustee. The Bank may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Bank may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Security shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. The Trustee shall dispose of all cancelled Securities in accordance with its customary procedures and shall deliver a certificate of such disposition to the Bank; provided, however, that the Trustee shall not be required to destroy such cancelled Securities.

Section 3.11 Computation of Interest. Unless otherwise provided as contemplated in Section 3.1, interest on the Securities of each series shall be calculated on the basis of a 360-day year of twelve 30-day months.

Section 3.12 Medium-term Securities. Notwithstanding any contrary provision herein, if all Securities of a series are not to be originally issued at one time, it shall not be necessary for the Bank to deliver to the Trustee an Officers’ Certificate, Board Resolution, supplemental indenture, Opinion of Counsel or Bank Request otherwise required pursuant to Sections 2.2, 3.1 and 3.3 at or prior to the time of authentication of each Security of such series if such documents are delivered to the Trustee or its agent at or prior to the authentication upon original issuance of the first Security of such series to be issued; provided that any subsequent request by the Bank to the Trustee to authenticate Securities of such series upon original issuance shall constitute a representation and warranty by the Bank that as of the date of such request, the statements made in the Officers’ Certificate delivered pursuant to Section 1.2 shall be true and correct as if made on such date.

An Officers’ Certificate, supplemental indenture or Board Resolution delivered by the Bank to the Trustee in the circumstances set forth in the preceding paragraph may provide that Securities which are the subject thereof will be authenticated and delivered by the Trustee or its agent on original issue from time to time upon the telephonic instruction or written order of a person or persons designated in such Officers’ Certificate, Board Resolution or supplemental indenture (any such telephonic instructions to be confirmed promptly in writing by such person or persons) and that such person or persons are authorized to determine, consistent with such Officers’ Certificate, supplemental indenture or Board Resolution, such terms and conditions of said Securities as are specified in such Officers’ Certificate, supplemental indenture or Board Resolution.

Section 3.13 CUSIP Numbers. The Bank in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Securityholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Bank will promptly notify, and in any event within ten (10) Business Days, the Trustee of any change in the “CUSIP” numbers.

ARTICLE 4

Satisfaction and Discharge

Section 4.1 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to any series of Securities (except as to any surviving rights of conversion, transfer or exchange of Securities of such series expressly provided for herein or in the form of Security for such series), and the Trustee, on demand of and at the expense of the Bank, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when

(a) either

(i) all Securities of that series theretofore authenticated and delivered (other than (i) Securities of such series which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6, and (ii) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Bank and thereafter repaid to the Bank or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee cancelled or for cancellation; or

(ii) all such Securities of that series not theretofore delivered to the Trustee cancelled or for cancellation

(A) have become due and payable, or

(B) will become due and payable at their Stated Maturity within one year, or

(C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Bank,

and the Bank, in the case of (A), (B) or (C) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee cancelled or for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable), or to the Stated Maturity or Redemption Date, as the case may be;

(b) the Bank has paid or caused to be paid all other sums payable hereunder by the Bank with respect to the Securities of such series;

(c) the Bank has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for or relating to the satisfaction and discharge of this Indenture with respect to the Securities of such series have been complied with; and

(d) the Bank shall have delivered to the Trustee an Opinion of Counsel to the effect that payment of amounts deposited in trust with the Trustee as provided in clause (a) hereof will not be subject to future taxes, duties, fines, penalties, assessments or other governmental charges imposed, levied, collected, withheld or assessed by, within or on behalf of the Republic or any political subdivision or governmental authority of either or in either having power to tax, except to the extent that Additional Amounts in respect thereof shall have been deposited in trust with the Trustee as provided in clause (a) hereof.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the obligations of the Bank to the Trustee with respect to that series under Section 6.7 shall survive and the obligations of the Trustee under Sections 4.2 and 10.3 shall survive.

Section 4.2 Application of Trust Money. All money and obligations deposited with the Trustee pursuant to Section 4.1 or Article Twelve and all money received by the Trustee in respect of such obligations shall be held in trust and applied by it, in accordance with the provisions of the series of Securities in respect of which it was deposited and this Indenture, to the payment, either directly or through any Paying Agent (including the Bank acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money and obligations have been deposited with or received by the Trustee; but such money and obligations need not be segregated from other funds except to the extent required by law.

ARTICLE 5

Remedies

Section 5.1 Events of Default. “Event of Default,” wherever used herein, means

(a) with respect to any series of Senior Securities any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is either inapplicable to a particular series (to the extent expressly provided in the form of Senior Security for such series) or it is specifically deleted or modified in the supplemental indenture creating such series of Senior Securities or in the form of Senior Security for such series:

(i) default by the Bank in the payment of any principal of the Senior Securities of that series when due and payable, whether at Maturity, upon redemption or otherwise; or

(ii) default by the Bank in the payment of any interest or any Additional Amounts when due and payable on any Senior Security of that series and the continuance of such default for a period of 30 days; or

(iii) default in the performance or observance of any other term, covenant, warranty or obligation of the Bank in the Senior Securities of such series or this Indenture, not otherwise expressly defined as an Event of Default in (i) or (ii) above, and the continuance of such default for more than 60 days after there has been received by the Bank from the Trustee or by Holders of at least 25% in aggregate principal amount of the Senior Securities of that series then Outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(iv) if any of the Bank’s Indebtedness (as defined below) or that of its Subsidiaries becomes due and repayable prematurely by reason of an event of default (however described) or the Bank or any of its Subsidiaries fails to make any payment in respect of any Indebtedness on the due date for such payment or within any originally applicable grace period, provided that no such event as aforesaid shall constitute an Event of Default unless such Indebtedness either alone or when aggregated with other Indebtedness in respect of which one or more of the events mentioned in this paragraph (iv) has occurred shall amount to at least U.S.$40,000,000 (or its equivalent in any other currency on the basis of the middle spot rate for any relevant currency against the U.S. dollar as quoted by any leading bank on the day on which this paragraph operates); or

(v) the entry of an order for relief against the Bank under any Bankruptcy Law by a court or regulatory entity having jurisdiction in the premises or a decree or order by a court or regulatory entity having jurisdiction in the premises adjudging the Bank a bankrupt or insolvent under any other applicable law, or the entry of a decree or order approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Bank under any Bankruptcy Law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official under any Bankruptcy Law, including a “síndico”) of the Bank or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

(vi) the consent by the Bank to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law, or the consent by it to the filing of any such petition or to the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official under any Bankruptcy Law, including a “síndico”) of the Bank or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Bank in furtherance of any such action; or

(vii) any other Event of Default provided in the supplemental indenture or Board Resolutions under which such series of Senior Securities is issued or in the form of Senior Security for such series.

(b) with respect to any series of Subordinated Securities any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is either inapplicable to a particular series (to the extent expressly provided in the form of Subordinated Security for such series) or it is specifically deleted or modified in the supplemental indenture or Board Resolutions creating such series of Subordinated Securities or in the form of Subordinated Security for such series:

(i) default by the Bank in the payment of any principal of the Subordinated Securities of that series when due and payable, whether at Maturity or otherwise, and the continuance of such default for a period of 30 days; or

(ii) default by the Bank in the payment of any interest or any Additional Amounts when due and payable on any Subordinated Security of that series and the continuance of such default for a period of 30 days; or

(iii) default in the performance or observance of any other term, covenant, warranty or obligation of the Bank in the Subordinated Securities of such series or this Indenture, not otherwise expressly defined as an Event of Default in (i) or (ii) above, and the continuance of such default for more than 60 days after there has been given, by registered or certified mail, to the Bank by the Trustee or by Holders of at least 25% in aggregate principal amount of the Subordinated Securities of that series then Outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(iv) the entry of an order for relief against the Bank under any Bankruptcy Law by a court or regulatory entity having jurisdiction in the premises or a decree or order by a court or regulatory entity having jurisdiction in the premises adjudging the Bank a bankrupt or insolvent under any other applicable law, or the entry of a decree or order approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Bank under any Bankruptcy Law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official under any Bankruptcy Law, including a “síndico”) of the Bank or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

(v) the consent by the Bank to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law, or the consent by it to the filing of any such petition or to the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official under any Bankruptcy Law, including a “síndico”) of the Bank or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Bank in furtherance of any such action; or

(vi) any other Event of Default provided in the supplemental indenture or Board Resolution under which such series of Subordinated Securities is issued or in the form of Subordinated Security for such series.

The term “Bankruptcy Law” as used in this Section means (i) articles 120 et seq. of the Chilean Banking Law (D.F.L. 3 of 1997, as amended), (ii) the Chilean “Ley de Quiebras” (Law No. 18,175, as amended) or (iii) any other applicable law that amends, supplements or supersedes the Chilean Banking Law and/or the Ley de Quiebras, and any applicable bankruptcy, insolvency, reorganization or other similar law of any applicable jurisdiction.

Section 5.2 Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to any series of Senior Securities described in paragraph (i), (ii), (iii), (iv) or, if applicable, (vii), of Section 5.1(a) occurs and is continuing with respect to the Senior Securities of any series, then and in each and every such case, unless the principal of all the Senior Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Senior Securities of such series then Outstanding hereunder (each such series acting as a separate class), by notice in writing to the Bank (and to the Trustee if given by Holders), may declare the principal amount (or, if the Senior Securities of such series are Original Issue Discount Securities, such portion of the principal amount of such Senior Securities as may be specified in the terms thereof) of all the Senior Securities of such series then Outstanding and all accrued interest thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Senior Securities of such series contained to the contrary notwithstanding. If an Event of Default with respect to any series of Senior Securities described in paragraph (v) or (vi) of Section 5.1(a) occurs and is continuing, then the principal amount (or, if any Senior Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms thereof) of the Senior Securities then Outstanding and all accrued interest thereon shall, without any notice to the Bank or any other act on the part of the Trustee or any Holder of the Senior Securities, become and be immediately due and payable, anything in the Chilean Banking Law, this Indenture or in the Senior Securities contained to the contrary notwithstanding.

At any time after such a declaration of acceleration has been made with respect to the Senior Securities of any series and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Senior Securities of such series, by written notice to the Bank and the Trustee, may rescind and annul such declaration and its consequences if:

(a) the Bank has paid or deposited with the Trustee a sum sufficient to pay:

(i) all overdue installments of interest on the Outstanding Senior Securities of such series;

(ii) the principal of (and premium, if any, on) any Outstanding Senior Securities of such series which have become due otherwise than by such declaration of acceleration, and interest thereon at the rate or rates prescribed therefor by the terms of the Senior Securities of such series, to the extent that payment of such interest is lawful;

(iii) interest upon overdue installments of interest at the rate or rates prescribed therefor by the terms of the Senior Securities of such series, to the extent that payment of such interest is lawful; and

(iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 6.7; and

(b) all Events of Default with respect to such series of Senior Securities, other than the nonpayment of the principal of the Senior Securities of such series which have become due solely by such acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee. The Bank covenants that if:

(a) default is made in the payment of any installment of interest on any Security of any series of Senior Securities when such interest becomes due and payable; or

(b) default is made in the payment of the principal of (or premium, if any, on) any such Security at the Maturity thereof; or

(c) default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due by the terms of the Securities of any such series,

and any such default continues for any period of grace provided with respect to the Securities of such series, the Bank will, upon demand of the Trustee, pay to it, for the benefit of the Holder of any such Security of such series (or the Holders of any such series in the case of clause (c) above), the whole amount then due and payable on any such Security (or on the Securities of any such series in the case of clause (c) above) for principal (and premium, if any) and interest, with interest, to the extent that payment of such interest shall be legally enforceable, upon the overdue principal (and premium, if any) and upon overdue installments of interest, at such rate or rates as may be prescribed therefor by the terms of any such Security (or of Securities of any such series in the case of clause (c) above); and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 6.7.

If the Bank fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid (and including reasonable costs and expenses of such proceeding or other enforcement action), and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Bank or any other obligor upon the Securities of such series and collect the money adjudged or decreed to be payable in the manner provided by law out of the property of the Bank or any other obligor upon such Securities of such series, wherever situated.

If an Event of Default with respect to any series of Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Securityholders of such series by such appropriate judicial proceedings as the Trustee in its sole discretion may determine or as the Securityholders of a majority of the aggregate principal amount of all Securities Outstanding shall direct the Trustee (after receiving such indemnification and advances for expenses from such Securityholders as the Trustee may require) in order to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law. However, under Chilean law, the Trustee will have no right to accelerate payments of principal or interest on the Subordinated Securities of any series upon the occurrence of or following an Event of Default.

No remedy conferred upon or reserved to the Trustee (or to the Securityholders) by this Indenture is intended to be exclusive of any other remedy. Each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or otherwise to the Trustee or to the Securityholders or now or hereafter existing. No delay in exercising or omission to exercise any remedy, right or power accruing upon the occurrence of any Event of Default shall impair the remedy, right or power, or shall be construed to be a waiver of any Event of Default or acquiescence therein. Every remedy, right and power may be exercised from time to time and as often as may be deemed to be expedient. No waiver of any Event of Default, whether by the Trustee or by the Securityholders, shall extend to or shall affect any subsequent Event of Default or shall impair any remedy, right or power consequent thereon.

Section 5.4 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Bank or any other obligor upon the Securities or the property of the Bank or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Bank for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceedings or otherwise,

(a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary and advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee hereunder and of the Securityholders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official, including a “síndico”) in any such judicial proceeding is hereby authorized by each Securityholder to make such payment to the Trustee and in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan or reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

Section 5.5 Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities of any series may be prosecuted and enforced by the Trustee without the possession of any of the Securities of such series or, the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, be for the ratable benefit of the Holders of the Securities of the series in respect of which such judgment has been recovered.

Section 5.6 Application of Money Collected. Any money collected by the Trustee with respect to a series of Securities pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities of such series and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee (acting in any capacity hereunder) and/or to Deutsche Bank Luxembourg S.A. (acting in any capacity hereunder).

SECOND: To the payment of the amounts then due and unpaid upon the Securities of that series for principal (and premium, if any), interest and Additional Amounts, if any, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively.

Section 5.7 Limitation on Suits. No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to Securities of such series;

(b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series;

it being understood and intended that no one or more Securityholders of such series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Securityholders of such series, or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and proportionate benefit of all the Holders of all Securities of such series (it being understood that the Trustee shall have no duty or responsibility to determine whether any action of a Securityholder is prejudicial to other Securityholders).

Section 5.8 Unconditional Right of Securityholders to Receive Principal, Premium and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Sections 3.7 and 12.1) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repayment, on the Redemption Date or Repayment Date, as the case may be) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder; provided, however, that the rights of the Holders of Subordinated Securities of any series to obtain repayment of the Securities of such series is subject to applicable provisions of Chilean law providing for the mandatory conversion of the Securities, either in whole or in part, into shares of common stock of the Bank under certain circumstances, including circumstances relating to insolvency, reorganization or similar events.

Section 5.9 Restoration of Rights and Remedies. If the Trustee or any Securityholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Bank, the Trustee and the Securityholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Securityholders shall continue as though no such proceeding had been instituted.

Section 5.10 Rights and Remedies Cumulative. Except as otherwise provided in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11 Delay or Omission Not Waiver. No delay in exercising or omission to exercise any remedy, right or power accruing upon the occurrence of any Event of Default shall impair the remedy, right or power, or shall be construed to be a waiver of any Event of Default or acquiescence therein. Every remedy, right and power may be exercised from time to time and as often as may be deemed to be expedient. No waiver of any Event of Default, whether by the Trustee or by the Securityholders, shall extend to or shall affect any subsequent Event of Default or shall impair any remedy or right consequent thereon.

Section 5.12 Control by Securityholders. The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series; provided that

(a) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or would conflict with this Indenture or if the Trustee in good faith shall determine that the proceedings so directed would involve it in personal liability or be unjustly prejudicial to the Holders not taking part in such direction, and

(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 5.13 Waiver of Defaults. The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any default hereunder with respect to such series and its consequences, except a default not theretofore cured

(a) in the payment of the principal of (or premium, if any) or interest on any Security of such series, or in the payment of any sinking or purchase fund or analogous obligation with respect to the Securities of such series, or

(b) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series adversely affected thereby.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or group of Securityholders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series to which the suit relates, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption or repayment, on or after the Redemption Date or Repayment Date).

Section 5.15 Waiver of Stay or Extension Laws. The Bank covenants to the extent that it may lawfully do so that it will not at any time insist upon or plead or in any manner whatsoever claim or take the benefit or advantage of any stay or extension law wherever enacted now or at any time hereafter in force which may affect the covenants or the performance of this Indenture and the Bank to the extent that it may lawfully do so hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder delay or impede the execution of any power herein granted to the Trustee but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 6

The Trustee

Section 6.1 Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default with respect to any series of Securities,

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Securities of such series, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) the Trustee may, with respect to Securities of such series, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b) In case an Event of Default with respect to any series of Securities has occurred and is continuing, the Trustee shall exercise with respect to the Securities of such series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(i) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity and/or security against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

(e) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder as Registrar, Paying Agent and Transfer Agent and to each Registrar, Payment Agent or Transfer Agent appointed hereunder, and to each other agent, custodian and other Person employed to act hereunder.

Section 6.2 Notice of Defaults. Within 90 days after the Trustee becomes aware of any default hereunder with respect to Securities of any series, the Trustee shall transmit by mail to all Securityholders of such series, as their names and addresses appear in the Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived and in the case of any series of Subordinated Securities such notice shall state that no acceleration of the Securities is permitted under Chilean law; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or any interest or Additional Amounts on any Security of such series or in the payment of any sinking or purchase fund installment or analogous obligation with respect to Securities of such series, the Trustee shall be protected in withholding such notice if it determines that the withholding of such notice is in the interests of the Securityholders of such series; and provided further that in the case of any default of the character specified in Section 5.1(a)(iii) and 5.1(b)(iii) with respect to Securities of such series no such notice to Securityholders of such series shall be given until at least 30 days after the occurrence of all of the conditions thereof. For the purpose of this Section, the term “default,” with respect to Securities of any series, means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

Section 6.3 Certain Rights of Trustee. Except as otherwise provided in Section 6.1:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Bank mentioned herein shall be sufficiently evidenced by a Bank Request or Bank Order and a Board Resolution and, as reasonably requested by the Trustee, be accompanied by an Opinion of Counsel and Officers’ Certificate;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Securityholders pursuant to this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Bank, personally or by agent or attorney;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

(i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(j) In no event shall the Trustee be liable to any Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage.

(k) The Trustee may reasonably request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and titles of officers authorized at such times to take specified actions pursuant to this Indenture.

Section 6.4 Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities or any other document in connection with the sale of the Securities, except for certificates executed and delivered by the Trustee in connection herewith, including the certificates of authentication, and any documents attached to such certificates, shall be taken as the statements of the Bank, and the Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible for and makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it has duly authorized, executed and delivered this Indenture, has the power to authenticate the Securities and has the ability to perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Bank of Securities or the proceeds thereof, and it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee.

Section 6.5 May Hold Securities. The Trustee, any Paying Agent, the Security Registrar or any other agent of the Bank, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.8 and 6.13, may otherwise deal with the Bank with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

Section 6.6 Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Bank.

Section 6.7 Compensation and Reimbursement. The Bank agrees

(a) to pay to the Trustee (acting in any capacity hereunder) and any other agent, Paying Agent or otherwise acting hereunder or in connection herewith from time to time such compensation as the Bank and the Trustee and any agent hereunder shall from time to time agree to in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and expenses and disbursements of its agents and counsel); and

(c) to indemnify the Trustee (acting in any capacity hereunder) and any other agent, Paying Agent or otherwise acting hereunder or in connection herewith and any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

As security for the performance of the obligations of the Bank under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities.

When the Trustee (acting in any capacity hereunder, and/or its agents acting pursuant to the direction of the Trustee) incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(a)(v), Section 5.1(a)(vi), Section 5.1(b)(iv) or Section 5.1(b)(v), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section 6.7 shall survive payment in full of the Securities, the resignation or removal of the Trustee and the termination of this Indenture.

Section 6.8 Disqualification; Conflicting Interests. The Trustee for the Securities of any series issued hereunder shall be subject to the provisions of Section 310(b) of the Trust Indenture Act during the period of time provided for therein. In determining whether the Trustee has a conflicting interest as defined in Section 310(b) of the Trust Indenture Act with respect to the Securities of any series, there shall be excluded for purposes of the conflicting interest provisions of such Section 310(b) the Securities of every other series issued under this Indenture. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.

Section 6.9 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder with respect to each series of Securities, which shall be a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$50,000,000, and subject to supervision or examination by United States Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to any series of Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.10 Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

(b) The Trustee may resign with respect to any series of Securities at any time by giving written notice thereof to the Bank. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed with respect to any series of Securities at any time by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series, delivered to the Trustee and to the Bank. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the delivery of such Act, the removed Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d) If at any time:

(i) the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act pursuant to Section 6.8 with respect to any series of Securities after written request therefor by the Bank or by any Securityholder who has been a bona fide Holder of a Security of that series for at least six months, or

(ii) the Trustee shall cease to be eligible under Section 6.9 with respect to any series of Securities and shall fail to resign after written request therefor by the Bank or by any such Securityholder, or

(iii) the Trustee shall become incapable of acting with respect to any series of Securities, or

(iv) the Trustee shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Bank by a Board Resolution may remove the Trustee, with respect to the Securities of that series, or in the case of clause (iv), with respect to all series, or (B) subject to Section 5.14, any Securityholder who has been a bona fide Holder of a Security of such series for at least 6 months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the series, or, in the case of clause (iv), with respect to all series.

(e) If the Trustee shall resign, be removed or become incapable of acting with respect to any series of Securities, or if a vacancy shall occur in the office of the Trustee with respect to any series of Securities for any cause, the Bank, by a Board Resolution, shall promptly appoint a successor Trustee for that series of Securities. If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Trustee with respect to such series of Securities shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series delivered to the Bank and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to such series and supersede the successor Trustee appointed by the Bank with respect to such series. If no successor Trustee with respect to such series shall have been so appointed by the Bank or the Securityholders of such series and accepted appointment in the manner hereinafter provided, any Securityholder who has been a bona fide Holder of a Security of that series for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.

(f) The Bank shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to the Securityholders of that series as their names and addresses appear in the Security Register and, if and so long as the Securities are listed on the Luxembourg Stock Exchange for trading on the Euro MTF market and the rules of the exchange so require, the successor Trustee shall also publish notice as described in Section 1.6. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 6.11 Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Bank and to the predecessor Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor Trustee shall become effective with respect to any series as to which it is resigning or being removed as Trustee, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the predecessor Trustee with respect to any such series; but, on request of the Bank or the successor Trustee, such predecessor Trustee shall, upon payment of its reasonable charges, if any, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the predecessor Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such predecessor Trustee hereunder with respect to all or any such series, subject nevertheless to its lien, if any, provided for in Section 6.7. Upon reasonable request of any such successor Trustee, the Bank shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Bank, the predecessor Trustee and each successor Trustee with respect to the Securities of any applicable series may execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee is not being succeeded shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

No successor Trustee with respect to any series of Securities shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible with respect to that series under this Article.

Section 6.12 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and make available for delivery the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.13 Preferential Collection of Claims Against Bank. (a) Subject to subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Bank within three months prior to a default, as defined in subsection (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the securities and the holders of other indenture securities (as defined in subsection (c) of this Section):

(i) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three-month period and valid as against the Bank and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (ii) of this subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Bank upon the date of such default; and

(ii) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three-month period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Bank and its other creditors in such property or such proceeds.

Nothing herein contained, however, shall affect the right of the Trustee

(A) to retain for its own account (i) payments made on account of any such claim by any Person (other than the Bank) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Bank in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act, or applicable State law or other similar law;

(B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning, of such three-month period;

(C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three-month period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default as defined in subsection (c) of this Section would occur within three months; or

(D) to receive payment on any claim referred to in paragraph (B) or (C), against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such three-month period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any preexisting claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

If the Trustee shall be required to account, the funds and property held in such special account and the proceeds hereof shall be apportioned between the Trustee, the Securityholders and the holders of other indenture securities in such manner that the Trustee, the Securityholders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Bank in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Bank of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Securityholders and the holders of other indenture securities dividends on claims filed against the Bank in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term “dividends” shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee and the Securityholders and the holders of other indenture securities in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Securityholders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

Any Trustee which has resigned or been removed after the beginning of such three-month period shall be subject to the provisions of this subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three-month period, it shall be subject to the provisions of this subsection if and only if the following conditions exist:

(i) the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such three-month period; and

(ii) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

(b) There shall be excluded from the operation of subsection (a) of this Section a creditor relationship arising from

(i) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

(ii) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Securityholders at the time and in the manner provided in this Indenture;

(iii) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

(iv) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in subsection (c) of this Section;

(v) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Bank; or

(vi) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in subsection (c) of this Section.

(c) For the purposes of this Section only:

(i) The term “default” means any failure to make payment in full of the principal of or interest on any of the Securities or upon the other indenture securities when and as such principal or interest becomes due and payable.

(ii) The term “other indenture securities” means securities upon which the Bank is an obligor outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section and (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account.

(iii) The term “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

(iv) The term “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Bank for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Bank arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

(v) The term “Bank” means any obligor upon the Securities.

Section 6.14 Appointment of Authenticating Agent. At any time when any of the Securities remain Outstanding, the Trustee, with the approval of the Bank, may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.6, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Bank and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as an Authenticating Agent, having a combined capital and surplus of not less than U.S.$50,000,000 and, if other than the Bank itself, subject to supervision or examination by United States Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and, if other than the Bank, to the Bank. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and, if other than the Bank, to the Bank. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee, with the approval of the Bank, may appoint a successor Authenticating Agent which shall be acceptable to the Bank and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Securityholders of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Trustee agrees to pay to each Authenticating Agent (other than an Authenticating Agent appointed at the request of the Bank from time to time) reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.7.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

[ — Name — ], as Authenticating Agent

By:
Authorized Signatory

ARTICLE 7

Securityholders’ Lists and Reports by

Trustee and Bank

Section 7.1 Bank to Furnish Trustee Names and Addresses of Securityholders. The Bank will furnish or cause to be furnished to the Trustee

(a) not more than 15 days after each Regular Record Date, in each year in such form as the Trustee may reasonably require, a list of the names and addresses of the Securityholders of such series as of such date, and

(b) at such other times as the Trustee may reasonably request in writing, within 30 days after the receipt by the Bank of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

Section 7.2 Preservation of Information; Communications to Securityholders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Securityholders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Securityholders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

(b) If three or more Securityholders of any series (hereinafter referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security of such series for a period of at least six months preceding the date of such application, and such application states that the applicants’ desire to communicate with other Securityholders of such series or with the Holders of all Securities with respect to their rights under this Indenture or under such Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election; either

(i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 7.2(a), or

(ii) inform such applicants as to the approximate number of Securityholders of such series or all Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.2(a), and as to the approximate cost of mailing to such Securityholders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of a Security of such series or to all Securityholders, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.2(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless, within five days after such tender, the Trustee shall mail to such applicants, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Securityholders of such series or all Securityholders, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Bank and the Trustee that neither the Bank nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Securityholders in accordance with Section 7.2(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.2(b).

Section 7.3 Reports by Trustee. (a) The term “reporting date” as used in this Section means May 15. Within 60 days after the reporting date in each year, beginning in the May 15 following the date of the Indenture, the Trustee shall transmit by mail to all Securityholders, as their names and addresses appear in the Security Register, a brief report dated as of such reporting date with respect to any of the following events which may have occurred during the 12 months preceding the date of such report (but if no such event has occurred within such period no report need be transmitted):

(i) any change to its eligibility under Section 6.9 and its qualifications under Section 6.8;

(ii) the creation of or any material change to a relationship specified in Section 310(b)(1) through Section 310(b)(10) of the Trust Indenture Act;

(iii) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of Securities of any series, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Securities of such series outstanding on the date of such report;

(iv) any change to the amount, interest rate and maturity date of all other indebtedness owing by the Bank (or by any other obligor on the Securities) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 6.13(b)(ii), (iii), (iv) or (vi);

(v) any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

(vi) any additional issue of Securities which the Trustee has not previously reported; and

(vii) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Securities, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with, Section 6.2.

(b) The Trustee shall transmit by mail to all Securityholders, as their names and addresses appear in the Security Register, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities of any series, on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Securities outstanding of such series at such time, such report to be transmitted within 90 days after such time.

(c) A copy of each such report shall, at the time of such transmission to Securityholders, be filed by the Trustee with each stock exchange upon which the Securities are listed, and also with the Commission. The Bank will notify the Trustee when the Securities are listed on any stock exchange.

Section 7.4 Reports by Bank. If the Bank is not required to file with the Commission information, documents, or reports pursuant to Section 13 or Section 15(d) of the Exchange Act, then it will file with the Trustee and the Commission the supplementary and periodic information, documents and reports required pursuant to Section 13 of the Exchange

Act in respect of a security of a “foreign private issuer” (as defined in Rule 3b-4 under the Exchange Act) listed and registered on a national securities exchange.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Bank’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 7.5 Statement by Officers as to Default. The Bank shall deliver to the Trustee, as promptly as is practicable and in any event within five days after the Bank becomes aware of the occurrence of any Event of Default, or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Bank proposes to take with respect thereto.

ARTICLE 8

Consolidation, Merger, Conveyance or Transfer

Section 8.1 Bank May Consolidate, etc., only on Certain Terms. The Bank shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(a) the corporation formed by such consolidation or into which the Bank is merged or the Person which acquires by conveyance or transfer the properties and assets of the Bank substantially as an entirety shall be a corporation organized and existing under the laws of the Republic or the United States of America or any State thereof, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Bank to be performed or observed;

(b) immediately after giving effect to such transaction, no Event of Default, and no event which , after notice or lapse of time or both would become an Event of Default, shall have happened and be continuing; and

(c) the Bank has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 8.2 Successor Corporation Substituted. Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Bank substantially as an entirety in accordance with Section 8.1, the successor corporation formed by such consolidation or into which the Bank is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Bank under this

Indenture with the same effect as if such successor corporation had been named as the Bank herein. In the event of any such conveyance or transfer, the Bank as the predecessor corporation shall be discharged from all obligations hereunder and under the Securities and may be dissolved, wound up or liquidated at any time thereafter.

ARTICLE 9

Supplemental Indentures

Section 9.1 Supplemental Indentures Without Consent of Securityholders. Without the consent of the Holders of any Securities, the Bank, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another corporation to the Bank, and the assumption by any such successor of the covenants of the Bank herein and in the Securities contained; or

(b) to add to the covenants of the Bank, or to surrender any right or power herein conferred upon the Bank, for the benefit of the Holders of the Securities of any or all series (and if such covenants or the surrender of such right or power are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included or such surrenders are expressly being made solely for the benefit of one or more specified series); or

(c) to cure any ambiguity or defect, to correct or supplement any provision herein which may be inconsistent with any other provision herein so long as it does not have a material adverse effect on the rights of any Holder; or

(d) to add to this Indenture such provisions as may be expressly permitted by the TIA, excluding, however, the provisions referred to in Section 316(a)(2) of the TIA as in effect at the date as of which this instrument was executed or any corresponding provision in any similar Federal statute hereafter enacted; or

(e) to establish any form of Security, as provided in Article Two, and to provide for the issuance of any series of Securities as provided in Article Three and to set forth the terms thereof, and/or to add to the rights of the Holders of the Securities of any series; or

(f) to evidence and provide for the acceptance of appointment by another corporation as a successor Trustee hereunder with respect to one or more series of securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to Section 6.11; or

(g) to add any additional Events of Default in respect of the Securities of any or all series (and if such additional Events of Default are to be in respect of less than all series of Securities, stating that such Events of Default are expressly being included solely for the benefit of one or more specified series); or

(h) to provide for the issuance of Securities in bearer form, to the extent permitted by law, with coupons as well as fully registered form; or

(i) to make any such other changes to this Indenture as shall not adversely affect the interests of the Holders of the Securities in any material respect.

No supplemental indenture for the purposes identified in clauses (b), (c) or (e) above may be entered into unless to do so would not adversely affect the interest of the Securityholders of any series; provided, further, that no supplemental indenture for the purposes identified in clause (i) above may be entered into unless to do so would not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect the interest of the Securityholders of any series.

Section 9.2 Supplemental Indentures with Consent of Securityholders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series adversely affected by such supplemental indenture or indentures, by Act of said Holders delivered to the Bank and the Trustee, when authorized by a Board Resolution, the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Securities of each such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security adversely affected thereby,

(a) extend the Maturity of the principal of, or the Stated Maturity of any premium on, or any scheduled installment of interest on, any Security, or reduce the principal amount thereof or the interest or any premium thereon, or change the method of computing the amount of principal thereof or interest or premium, if any, thereon on any date or change any Place of Payment where, or the coin or currency in which, the principal of or any premium or interest (including Additional Amounts) on any Security is payable, or impair the right of Holders to institute suit for the enforcement of any such payment on or after the Maturity or the Stated Maturity, as the case may be, thereof (or, in the case of redemption or repayment, on or after the Redemption Date or the Repayment Date, as the case may be); or

(b) reduce the percentage in aggregate principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences, provided for in this Indenture; or

(c) modify any of the provisions of this Section or Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security adversely affected thereby.

The Bank may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Securityholders of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Securityholders of any other series.

It shall not be necessary for any Act of Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.3 Execution of Supplemental Indentures. In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, in addition to the documents required by Section 1.2, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not (except to the extent required in the case of a supplemental indenture entered into under Section 9.1(d) or 9.1(f)) be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.4 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby to the extent provided therein.

Section 9.5 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect if and to the extent such supplemental indenture is subject to the TIA.

Section 9.6 Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Bank shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of

Directors, to any such supplemental indenture may be prepared and executed by the Bank and authenticated and such Securities may be delivered by the Trustee in exchange for Outstanding Securities.

ARTICLE 10

Covenants

Section 10.1 Payment of Principal, Premium and Interest. With respect to each series of Securities, the Bank will duly and punctually pay, prior to 10:00 a.m. (New York time) on any payment date, the principal of (and premium, if any) and interest on such Securities in accordance with their terms and this Indenture.

Section 10.2 Maintenance of Office or Agency. The Bank will maintain an office or agency in each Place of Payment where Securities may be presented or surrendered for payment, where Securities may be surrendered for transfer or exchange and where notices and demands to or upon the Bank in respect, of the Securities and this Indenture may be served. The Bank will give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Bank shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the principal Corporate Trust Office of the Trustee, and the Bank hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

Section 10.3 Money for Security Payments To Be Held in Trust. If the Bank shall at any time act as its own Paying Agent for any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on, any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify, and in any event within ten (10) Business Days, the Trustee of its action or failure to so act.

Whenever the Bank shall have one or more Paying Agents for any series of Securities, it will, on or prior to each due date of the principal of (and premium, if any) or interest on, any Securities of such series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal (and premium, if any) or interest, and (unless such Paying Agent is the Trustee) the Bank will promptly notify, and in any event within ten (10) Business Days, the Trustee of its action or failure to so act.

The Bank will cause each Paying Agent other than the Trustee for any series of Securities to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will

(a) hold all sums held by it for the payment of principal of (and premium, if any) or interest on Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee notice of any default by the Bank (or any other obligor upon the Securities of such series) in the making of any such payment of principal (and premium, if any) or interest on the Securities of such series; and

(c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Bank may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture with respect to any series of Securities or for any other purpose, pay, or by Bank Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Bank or such Paying Agent in respect of each and every series of Securities as to which it seeks to discharge this Indenture or, if for any other purpose, all sums so held in trust by the Bank in respect of all Securities, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Bank or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Bank, in trust for the payment of the principal of (and premium, if any) or interest on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Bank on Bank Request, or (if then held by the Bank) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Bank for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Bank as trustee thereof, shall thereupon cease. The Trustee or such Paying Agent, before being required to make any such repayment, shall at the request and expense of the Bank mail to the Holders of the Securities as to which the money to be repaid was held in trust, as their names and addresses appear in the Security Register, a notice that such moneys remain unclaimed and that, after a date specified in the notice, which shall not be less than 30 days from the date on which the notice was first mailed to the Holders of the Securities as to which the money to be repaid was held in trust, any unclaimed balance of such moneys then remaining will be paid to the Bank free of the trust formerly impressed upon it.

The Bank initially authorizes the Trustee to act as Paying Agent for the Securities on its behalf. The Bank may at any time and from time to time authorize one or more Persons to act as Paying Agent in addition to or in place of the Trustee with respect to any series of Securities issued under this Indenture.

Section 10.4 Statement as to Compliance. The Bank will deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement signed by the principal executive officer, principal financial officer or principal accounting officer of the Bank, stating that to the best of his knowledge as of the last day of such fiscal year no Event of Default had occurred and was continuing, or, if there was any Event of Default on such day, specifying each such Event of Default known to him and the nature and status thereof.

Section 10.5 Corporate Existence. Except to the extent permitted pursuant to Article Eight, the Bank will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and will use reasonable efforts to do or cause to be done all things as in the judgment of the Bank may be reasonably necessary to preserve and keep in full force and effect its rights (charter and statutory) and franchises; provided, however, that the Bank shall not be required to preserve any such right or franchise if it shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Bank and its Subsidiaries taken as a whole and that the loss thereof would not have a material adverse effect on the Bank’s financial condition or results of operations or is not disadvantageous in any material respect to the Holders.

Section 10.6 Maintenance of Properties. The Bank will cause all tangible properties useful in the conduct of its business to be maintained and kept in good condition, repair and working order, all as in the judgment of the Bank may be reasonably necessary so that its business may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 10.6 shall prevent the Bank from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Bank, desirable in the conduct of its business and would not have a material adverse effect on the Bank’s financial condition or results of operations.

Section 10.7 Maintenance of Insurance. The Bank shall maintain and shall cause each of its Subsidiaries to maintain with insurers the Bank reasonably believes to be financially sound and reputable insurance deemed adequate by the Bank with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations in the same or similar business and owning and/or operating properties to those owned and/or operated by the Bank or its Subsidiaries. Such insurance may be subject to co-insurance deductibility or similar clauses which in effect result in self-insurance of certain losses provided that such self-insurance is in accord with the practices of corporations in the same or similar business and adequate insurance reserves are maintained in connection with such self-insurance.

Section 10.8 Maintenance of Books and Records. The Bank shall maintain books, accounts and records in all material respects in accordance with generally accepted accounting principles as applied in the Republic or in the applicable jurisdiction.

Section 10.9 Listing. (a) In the event that any Securities are admitted to listing on the Luxembourg Stock Exchange, the Bank will use its reasonable best efforts to maintain such listing, provided that if, as a result of the European Union regulated market amended Directive 2001/34/EC (the “Transparency Directive”) or any legislation implementing the Transparency Directive the Bank could be required to publish financial information either more regularly than the Bank otherwise would be required to or according to accounting principles which are materially different from the accounting principles which the Bank would otherwise use to prepare its published financial information, or the Bank determines that it is unduly burdensome to maintain a listing on the Luxembourg Stock Exchange, the Bank may delist the

Securities from the Luxembourg Stock Exchange and seek an alternative admission to listing, trading and/or quotation for the Securities on a different section of the Luxembourg Stock Exchange or by such other listing authority, stock exchange and/or quotation system inside or outside the European Union as the Bank may decide.

(b) The Bank shall notify the Trustee in writing promptly upon the listing or delisting of the Securities on any securities exchange.

Section 10.10 Further Assurances. The Bank shall, at its own cost and expense, execute and deliver to the Trustee all such other documents, instruments and agreements and do all such other acts and things as may be reasonably required, in the opinion of the Trustee, to enable the Trustee to exercise and enforce its rights under this Indenture and under the documents, instruments and agreements required under this Indenture and to carry out the intent of this Indenture.

ARTICLE 11

Subordination of Subordinated Securities

Section 11.1 Subordination to Senior Indebtedness. The indebtedness evidenced by the Subordinated Securities of any series, including their principal and the interest on them, will be subordinate and subject in right of payment, to the extent and in the manner set forth in this Article Eleven, to the prior payment in full of all Senior Indebtedness, and each Holder by accepting the Subordinated Securities agrees to and will be bound by, and deemed to have notice of all provisions of this Indenture including this Article Eleven.

Section 11.2 Priority of Senior Indebtedness Upon Distribution or Liquidation. Upon any distribution of the assets of the Bank as a result of any dissolution, winding up, liquidation or reorganization of the Bank (whether in bankruptcy, insolvency, reorganization or receivership proceedings, or in connection with an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Bank, or otherwise),

(a) all Senior Indebtedness will first be paid in full in cash, or provision made for its payment, before any payment is made on account of the principal of, or interest on, the indebtedness evidenced by the Subordinated Securities of any series;

(b) any payment or distribution of assets of the Bank of any kind or character, whether in cash, property or securities, to which the Holders of Subordinated Securities or the Trustee would be entitled except for the provisions of this Article Eleven, will first be paid or delivered by the Bank or by any trustee in bankruptcy, receiver, assignee for benefit of creditors, or other liquidating agent making the payment or distribution, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness, or provision for payment or distribution to them; and

(c) if, notwithstanding the foregoing, any payment or distribution of assets of the Bank of any kind or character, whether in cash, property or securities, is received by the Trustee or the Holders of Subordinated Securities before all Senior Indebtedness is paid in full, or provision made for its payment, that payment or distribution will be held in trust for the benefit of, and will be paid over or delivered to, the holders of the Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, ratably as described above, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness, or provision, for payment or distribution to them. For purposes of this Section 11.2, the words “cash, property or securities” will not be deemed to include shares of stock of the Bank as reorganized or readjusted, or securities of the Bank or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article Eleven with respect to the Subordinated Securities to the payment of all Senior Indebtedness which may at the time be outstanding, provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without their consent, altered by the reorganization or readjustment.

(d) The provisions of this Article will not apply to any payment by the Bank to the Trustee under any of the provisions of Section 6.7.

The foregoing is subject to applicable Chilean law providing for the qualification of any reorganization plan by regulatory authorities and the holders of certain Indebtedness of the Bank.

Section 11.3 Subrogation of Holders of Subordinated Securities to Rights of Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the Holders of Subordinated Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Bank made on the Senior Indebtedness until the principal of and interest on the Subordinated Securities of any series is paid in full. For purposes of that subrogation, no payments or distributions to the holders of Senior Indebtedness of cash, property or securities which, except for the provisions of this Article Eleven would have been payable or distributable to the Holders of Subordinated Securities, will, as between the Bank, its creditors other than the holders of Senior Indebtedness, and the Holders of Subordinated Securities, be deemed to be payments by the Bank to or on account of the Senior Indebtedness, it being understood that the provisions of this Article Eleven are and are intended solely for the purpose of defining the relative rights of Holders of Subordinated Securities, on the one hand, and the holders of Senior Indebtedness, on the other.

Section 11.4 Bank’s Obligation to Pay Unconditional. Nothing contained in this Article Eleven or elsewhere in this Indenture, or in the Subordinated Securities of any series, is intended to or will impair, as between the Bank, its creditors other than the holders of Senior Indebtedness, and the Holders of Subordinated Securities, the obligation of the Bank, which is absolute and unconditional, to pay to the Holders of Subordinated Securities the principal of and interest on the Subordinated Securities of any series, as and when they become due and payable in accordance with their terms, or to affect the relative rights of the Holders of Subordinated Securities and creditors of the Bank other than the holders of the Senior Indebtedness, nor will anything in this Article Eleven or elsewhere in this Indenture prevent the Trustee or any Holders of Subordinated Securities from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Eleven of the holders of Senior Indebtedness in respect of cash, property or securities of the Bank received upon the exercise of any such remedy.

Section 11.5 Reliance by Trustee Upon Certificate. Upon any payment or distribution of assets of the Bank referred to in this Article Eleven, the Trustee, subject to the provisions of Section 1.2, will be entitled to conclusively rely upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making the payment or distribution, delivered to the Trustee, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Bank, the amount of that indebtedness or payable with regard to it, the amount or amounts paid or distributed with regard to it and all other facts pertinent to it or to this Article Eleven.

Section 11.6 Authorization of Trustee to Effect Subordination. Each Holder of Subordinated Securities by his or her acceptance of the Subordinated Securities of any series authorizes the Trustee in his or her behalf to take whatever action may be necessary or appropriate to effectuate the subordination provided in this Article Eleven and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

Section 11.7 Notice to Trustee of Senior Indebtedness. The Bank will give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Bank and of any fact known to the Bank which could prohibit the making of any payment to or by the Trustee in respect of the Subordinated Securities of any series pursuant to the provisions of this Indenture. Failure to give such notice shall not affect the subordination of such Subordinated Securities to Senior Indebtedness. The Trustee, subject to the provisions of Section 1.2, will be entitled to assume that no such event has occurred unless the Bank, or any one or more holders of Senior Indebtedness or any trustee for them, has given that written notice to the Trustee at its principal Corporate Trust Office. Notwithstanding any of the provisions of this Article Eleven or any other provision of this Indenture, the Trustee will not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee, unless and until the Trustee has received written notice of them at its Corporate Trust Office from the Bank or from one or more holders of Senior Indebtedness or from any trustee for them; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 1.2, will be entitled in all respects to assume that no such facts exist; provided, that, if on the earlier of (i) the date on which notice of redemption of any Subordinated Securities is given in accordance with Section 12.4 or (ii) a date not less than two Business Days prior to the date upon which moneys may become payable under this Indenture or the Subordinated Securities of any series for any purpose (including, without limitation, the payment of the principal or interest on any Subordinated Security) the Trustee has not received the notice described in this Section 11.7, then, anything in this Indenture to the contrary notwithstanding, the Trustee will have full power and authority to receive the moneys and to apply them to the purpose for which they were received, and will not be bound by or obligated to enforce the terms of any notice to the contrary which may subsequently be received by it.

The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a trustee or agent on behalf of such holder) to establish, that such notice has been given by a holder of Senior Indebtedness (or a trustee or agent on behalf of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Indenture pending judicial determination as to the rights of such person to receive such payment.

Section 11.8 Trustee’s Relation to Senior Indebtedness. The Trustee will be entitled to all the rights set forth in this Article Eleven in respect of any Senior Indebtedness at any time held by it in its individual capacity to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture will affect the right of the Trustee to retain for its own account payments made on Senior Indebtedness held by the Trustee for its own account. The Trustee will not have any duty to the holders of Senior Indebtedness, and will not be liable to any of them, if the Trustee will pay over or distribute to Holders of Subordinated Securities or the Bank or any other person moneys or assets or securities to which any holder of Senior Indebtedness is entitled by virtue of this Article Eleven or otherwise. The Trustee shall not be deemed to have any fiduciary duty to any holder of Senior Indebtedness. No implied covenant, or obligation, with respect to any holder of Senior Indebtedness shall be read into this Indenture.

Section 11.9 Mandatory Conversion. The foregoing is subject to applicable provisions of Chilean law providing for the mandatory conversion of the Subordinated Securities, either in whole or in part, into shares of common stock of the Bank under certain circumstances, including circumstances relating to insolvency, reorganization or similar events, and to Section 6.2 hereof.

ARTICLE 12

Redemption of Securities

Section 12.1 Applicability of Article. The Bank may reserve the right to redeem and pay before Stated Maturity all or any part of the Securities of any series, either by optional redemption, sinking or purchase fund or analogous obligation or otherwise, by provision therefor in the form of Security for such series established and approved pursuant to Section 2.2 and on such terms as are specified in such form or in the Board Resolution or indenture supplemental hereto with respect to Securities of such series as provided in Section 3.1. Redemption of Securities of any series shall be made in accordance with the terms of such Securities and, to the extent that this Article does not conflict with such terms, the succeeding Sections of this Article.

Section 12.2 Election to Redeem; Notice to Trustee. The election of the Bank to redeem any Securities redeemable at the election of the Bank shall be evidenced by, or made pursuant to authority granted by, a Board Resolution. In case of any redemption at the election of the Bank of any Securities of any series, the Bank shall, at least 60 days prior to the Redemption Date fixed by the Bank (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed.

In the case of any redemption of Securities (i) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (ii) pursuant to an election of the Bank which is subject to a condition specified in the terms of such Securities, the Bank shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction or condition.

Section 12.3 Selection by Trustee of Securities to be Redeemed. If less than all the Securities of like tenor and terms of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by lot or such method as the Trustee shall deem fair and appropriate and which may include provision for the selection for redemption of portions of the principal of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series; provided, however, that the Bank shall provide to the Trustee five Business Days’ (or such shorter period as may be mutually agreed) prior notice in advance of such 60 day period of the event requiring such redemption. Unless otherwise provided in the terms of a particular series of Securities, the portions of the principal of Securities so selected for partial redemption shall be equal to the minimum authorized denomination of the Securities of such series, or an integral multiple thereof, and the principal amount which remains outstanding shall not be less than the minimum authorized denomination for Securities of such series. If less than all the Securities of unlike tenor and terms of a series are to be redeemed, the particular Securities to be redeemed shall be selected by the Bank.

The Trustee shall promptly notify the Bank in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal of such Security which has been or is to be redeemed.

Section 12.4 Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the

Redemption Date, to each Holder of Securities to be redeemed, at its address appearing in the Security Register

All notices of redemption shall state:

(a) the Redemption Date;

(b) the Redemption Price;

(c) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Securities to be redeemed, from the Holder to whom the notice is given;

(d) that on the Redemption Date the Redemption Price will become due and payable upon each such Security, and that interest, if any, thereon shall cease to accrue from and after said date;

(e) the place where such Securities are to be surrendered for payment of the Redemption Price, which shall be the office or agency of the Bank in the Place of Payment;

(f) if applicable, that the redemption is on account of a sinking or purchase fund, or other analogous obligation; and

(g) the CUSIP number or the Euroclear or the Clearstream Luxembourg reference numbers of such Securities, if any (or any other numbers used by a Depository to identify such Securities).

Notice of redemption of Securities to be redeemed at the election of the Bank shall be given by the Bank or, by the Trustee at the Bank’s Request upon 5 Business Days’ (or such shorter period as may be mutually agreed) prior notice to the Trustee in the name and at the expense of the Bank.

Section 12.5 Deposit of Redemption Price. At least one Business Day prior to any Redemption Date, the Bank shall deposit with the Trustee or with a Paying Agent (or, if the Bank is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of all the Securities which are to be redeemed on that date. The Bank will cause the bank through which payment of funds to the Paying Agent will be made to deliver to the Paying Agent by 10:00 a.m. (New York Time) two Business Days prior to the due date of such payment an irrevocable confirmation (by confirmed facsimile transmission or authenticated Swift MT 100 Message) of its intention to make such payment.

Section 12.6 Securities Payable on Redemption Date. Notice of Redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Bank shall default in the payment of the Redemption Price) such Securities shall cease to bear interest. Upon surrender of such Securities for redemption in accordance with the notice, such Securities shall be paid by the Bank at the Redemption Price. Installments of interest the Stated Maturity of which is on or prior to the Redemption Date shall be payable to the Holders of such Securities registered as such on the relevant Regular Record Dates according to their terms and the provisions of Section 3.7.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Security, or as otherwise provided in such Security.

Section 12.7 Securities Redeemed in Part. Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Bank in the Place of Payment with respect to that series (with, if the Bank or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Bank and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing) and the Bank shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and Stated Maturity and of like tenor and terms, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

Section 12.8 Provisions with Respect to any Sinking Funds. Unless the form or terms of any series of Securities shall provide otherwise, in lieu of making all or any part of any mandatory sinking fund payment with respect to such series of Securities in cash, the Bank may at its option (1) deliver to the Trustee for cancellation any Securities of such series theretofore acquired by the Bank, or (2) receive credit for any Securities of such series (not previously so credited) acquired by the Bank and theretofore delivered to the Trustee for cancellation or redeemed by the Bank other than through the mandatory sinking fund, and if it does so then (i) Securities so delivered or credited shall be credited at the applicable sinking fund Redemption Price with respect to Securities of such series, and (ii) on or before the 60th day next preceding each sinking fund Redemption Date with respect to such series of Securities, the Bank will deliver to the Trustee (A) an Officers’ Certificate specifying the portions of such sinking fund payment to be satisfied by payment of cash and by delivery or credit of Securities of such series acquired by the Bank or so redeemed, and (B) such Securities so acquired, to the extent not previously surrendered. Such Officers’ Certificate shall also state the basis for such credit and that the Securities for which the Bank elects to receive credit have not been previously so credited and were not redeemed by the Bank through operation of the mandatory sinking fund, if any, provided with respect to such Securities and shall also state that no Event of Default with respect to Securities of such series has occurred and is continuing. All Securities so delivered to the Trustee shall be cancelled by the Trustee and no Securities shall be authenticated in lieu thereof.

If the sinking fund payment or payments (mandatory or optional) with respect to any series of Securities made in cash plus any unused balance of any preceding sinking fund payments with respect to Securities of such series made in cash shall exceed U.S.$50,000 (or a lesser sum if the Bank shall so request), unless otherwise provided by the terms of such series of Securities, that cash shall be applied by the Trustee on the sinking fund Redemption Date with respect to Securities of such series next following the date of such payment to the redemption of

Securities of such series at the applicable sinking fund Redemption Price with respect to Securities of such series, together with accrued interest, if any, to the date fixed for redemption, with the effect provided in Section 12.6. The Trustee shall select, in the manner provided in Section 12.3, for redemption on such sinking fund Redemption Date a sufficient principal amount of Securities of such series to utilize that cash and shall thereupon cause notice of redemption of the Securities of such series for the sinking fund to be given in the manner provided in Section 12.4 (and with the effect provided in Section 12.6) for the redemption of Securities in part at the option of the Bank. Any sinking fund moneys not so applied or allocated by the Trustee to the redemption of Securities of such series shall be added to the next cash sinking fund payment with respect to Securities of such series received by the Trustee and, together with such payment, shall be applied in accordance with the provisions of this Section 12.8. Any and all sinking fund moneys with respect to Securities of any series held by the Trustee at the Maturity of Securities of such series, and not held for the payment or redemption of particular Securities of such series, shall be applied by the Trustee, together with other moneys, if necessary, to be deposited sufficient for the purpose, to the payment of the principal of the Securities of such series at Maturity.

On or before each sinking fund Redemption Date provided with respect to Securities of any series, the Bank shall pay to the Trustee in cash a sum equal to all accrued interest, if any, to the date fixed for redemption on Securities to be redeemed on such sinking fund Redemption Date pursuant to this Section 12.8.

Section 12.9 Optional Redemption in the Event of Change in Tax Treatment. The Securities of any series may be redeemed at the election of the Bank, as a whole, but not in part, subject to applicable Chilean law, at any time upon the giving of notice as provided in Section 12.4, at the Redemption Price, plus Additional Amounts, if any, together with any accrued but unpaid interest to the Redemption Date, only if (i) the Bank certifies to the Trustee immediately prior to the giving of such notice that it has or will become obligated to pay Additional Amounts with respect to the Securities (and, in the case of Additional Amounts payable in respect of Taxes imposed by Chile, such Additional Amounts are in excess of the Additional Amounts payable in respect of the 4% withholding tax payable on payments of interest on the Securities) as a result of any change in or amendment to the laws or regulations of a Relevant Jurisdiction, or any change in the application or official interpretation of such laws or regulations, or any execution of, or amendment to, any treaty or treaties affecting taxation to which a Relevant Jurisdiction is a party, which change or amendment occurs after the date of issuance of such Securities and (ii) such obligation cannot be avoided by the Bank taking reasonable measures available to it; provided, that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Bank would be obligated to pay such Additional Amounts, if a payment in respect of such Securities were then due. For this purpose, “reasonable measures” shall include a change by the Bank of the jurisdiction of the Paying Agent. With respect to the Subordinated Securities, the Bank shall only exercise the right of redemption set forth in this Section 12.9 if Article 55 of the Chilean Banking Law is amended in the future to allow for such redemption, notwithstanding such right of redemption. Prior to the Redemption Date of such Securities pursuant to this Section 12.9, the Bank shall deliver to the Trustee an Officers’ Certificate, certifying that the Bank is entitled to effect such a redemption in accordance with the terms of this Indenture, and setting forth in reasonable detail a statement of the facts giving rise to such right of redemption (together with a written Opinion of Counsel to the effect, among other things, that (a) the Bank has or will become obligated to pay such Additional Amounts as a result of a change or amendment described in this Section, (b) the Bank cannot avoid payment of such Additional Amounts by taking reasonable measures available to it and (c) all governmental approvals necessary for the Bank to effect such redemption have been obtained and are in full force and effect or specifying any such necessary approvals that as of the date of such opinion have not been obtained and that all conditions precedent to the redemption of the Securities have been satisfied).

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

CORPBANCA

by:	/s/ Cristián Canales Palacios
Name: Cristián Canales Palacios
Title: Director – Legal & Control

by:	/s/ Hernan Linetzky Mc-Manus
Name: Hernan Linetzky Mc-Manus
Title: SVP – Head of International

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	Deutsche Bank National Trust Company

by:	/s/ Linda Reale
Name: Linda Reale
Title: Vice President

by:	/s/ Rodney Gaughan
Name: Rodney Gaughan Title: Vice President

DEUTSCHE BANK LUXEMBOURG S.A.

by:	/s/ Linda Reale
Name: Linda Reale Title: Attorney-in-Fact

by:	/s/ Rodney Gaughan
Name: Rodney Gaughan Title: Attorney-in-Fact

Exhibit A

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC” OR THE “DEPOSITARY”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL SECURITY AS REFERRED TO IN THE INDENTURE HEREINAFTER REFERENCED. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

EACH PURCHASER OR HOLDER OF THE NOTES OR ANY INTEREST THEREIN, INCLUDING ANY TRANSFEREE THEREOF, BY SUCH PURCHASE OR HOLDING, SHALL BE DEEMED TO HAVE REPRESENTED AND AGREED THAT (I) IT IS NOT AND IS NOT ACTING ON BEHALF OF A PERSON WHO IS OR WILL BE (A) AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1986 AS AMENDED (“ERISA”), A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“THE CODE”), OR ANOTHER EMPLOYEE BENEFIT PLAN SUBJECT TO U.S. FEDERAL, STATE OR LOCAL LAW, OR TO NON-U.S. LAW THAT IS SIMILAR TO ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR (II) ITS PURCHASE AND HOLDING OF NOTES DOES NOT AND WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE OR A VIOLATION OF SIMILAR LAW.

CORPBANCA

[__]% [SENIOR/SUBORDINATED] NOTES DUE [    ]

No. [ ]	[principal amount]

CUSIP [ ] ISIN [ ] Common Code [ ]

CORPBANCA, a banking corporation (“sociedad anónima bancaria”) duly organized and existing under the laws of the Republic of Chile (herein called the “Bank,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to

Cede & Co.

or registered assigns, the principal sum as set forth on the Schedule of Increases or Decreases annexed hereto at the office or agency of the Bank in the Borough of Manhattan, The City of New York, on [ , ] by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum semiannually on [interest payment date] and [interest payment date] of each year, commencing on [first interest payment date], at said office or agency, in like coin or currency, at the rate per annum specified in the title hereof, from the [interest payment date] or [interest payment date], as the case may be, next preceding the date of this Note to which interest on the Notes has been paid or duly provided for (unless the date hereof is the date to which interest on the Notes has been paid or duly provided for, in which case from the date of this Note), or, if no interest has been paid on these Notes or duly provided for, from [ , ] (the “Original Issue Date”), until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after [record date] or [record date] and before the next succeeding [interest payment date] or [interest payment date], respectively, this Note shall bear interest from such [interest payment date] or [interest payment date], as the case may be; provided, however, that if the Bank shall default in the payment of interest due on such [interest payment date] or [interest payment date], then this Note shall bear interest from the next preceding [interest payment date] or [interest payment date] to which interest on the Notes has been paid or duly provided for, or, if no interest has been paid on the Notes or duly provided for, from the Original Issue Date. The interest so payable, and punctually paid or duly provided for, on any [interest payment date] or [interest payment date] will, except as provided in the Indenture referred to on the reverse hereof, be paid by wire transfer of immediately available funds to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the next preceding [record date] or [record date], as the case may be (herein called the “Regular Record Date”), whether or not a Business Day, or may, at the option of the Bank, unless this Note is a Global Security, be paid by check mailed to the registered address of such Person. Any such interest which is payable, but is not so punctually paid or duly provided for, shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may be paid either to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, if such manner of payment shall be deemed practical by the Trustee, all as more fully provided in said Indenture. Notwithstanding the foregoing, in the case of interest payable at Stated Maturity, such interest shall be paid to the same Person to whom the principal hereof is payable. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

All payments of or in respect of principal, interest and premium, if any, in respect of this Note shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, fines, penalties, assessments or other governmental charges (or interest on any of the foregoing) (collectively, “Taxes”) imposed, levied, collected, withheld or assessed by, within or on behalf of the Republic (or any political subdivision or governmental authority thereof or therein having power to tax) or any other jurisdiction from or through which the Bank makes any payment under the Notes (or any political subdivision or governmental authority thereof or therein having power to tax) (a “Relevant Jurisdiction”), unless such withholding or deduction is required by law. In such event, the Bank will pay the Holders of such Notes or the Trustee, as the case may be, such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amounts received by the Holders of such Notes hereof or the Trustee, as the case may be, after the Bank makes such withholding or deduction shall not be less than the respective amounts of principal, interest and premium, if any, that would have been received in respect of this Note in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable in respect of this Note (i) in the case of payments for which presentation of this Note is required, presented for payment more than 30 days after the later of (x) the date on which such payment first became due and (y) if the full amount payable has not been received in the Place of Payment by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Holders by the Trustee, except to the extent that the Holder would have been entitled to such Additional Amounts on presenting this Note for payment on the last day of such 30-day period; (ii) for any estate, inheritance, gift, sales, transfer, excise, personal property or similar Taxes; (iii) held by or on behalf of a Holder who is liable for Taxes imposed in respect of this Note by reason of such Holder or beneficial owner of such Note having some present or former, direct or indirect, connection with a Relevant Jurisdiction, other than the mere holding of this Note or the receipt of principal, interest or premium, if any, or the enforcement of rights in respect thereof; (iv) for any Taxes which are payable other than by deduction or withholding from payments of principal of, or interest or premium on the Notes or by direct payment by the Bank in respect of claims made against the Bank; (v) to the extent the Taxes giving rise to such Additional Amounts would not have been imposed (or would have been reduced) but for the failure of a Holder or a beneficial owner of a Note to provide any required certification, documentation or other information concerning the nationality, residence, identity or connection with the Relevant Jurisdiction or to make other similar claim for exemption to the Relevant Jurisdiction, if, after having been requested in writing by the Bank to provide such applicable certification, documentation or information or to make such a claim, such Holder or beneficial owner fails to do so within 30 days; provided that in no event shall such obligation to provide such certification, documentation or information require such Holder or beneficial owner to provide any more onerous information, documents, or other evidence than would be required to be provided had such Holder or beneficial owner been required to provide the U.S. Internal Revenue Service Forms W-8BEN, W-8ECI, W-8EXP and/or W-8IMY that (a) imposes on such Person any material unreimbursed cost or expense or (b) requires the disclosure of any material nonpublic information to any unrelated Person; (vi) any withholding or deduction imposed on a payment to an individual and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings; (vii) any Taxes which would have been avoided by a Holder presenting the relevant Note (if presentation is required) or requesting that such payment be made to another paying agent in a member state of the European Union; or (viii) any combination of the above. In addition, no Additional Amounts shall be paid with respect to any payment to any Holder of Notes who is a fiduciary or a partnership or other than the sole beneficial owner of such Notes to the extent that the beneficiary or settlor with respect to such fiduciary, the member of such partnership or the beneficial owner of such Notes would not have been entitled to Additional Amounts had such beneficiary, settlor, member or beneficial owner held such Notes directly. All references to principal, interest, premium and other amounts payable hereunder shall be deemed to include references to any Additional Amounts which may be payable as set forth in the Indenture or in this Note. Refunds, if any, of Taxes with respect to which the Bank pays Additional Amounts shall be for the account of the Bank.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, CORPBANCA has caused this Note to be duly executed.

Dated: [    ], 2013

CORPBANCA

by:
Name: Title:

by:
Name: Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: [    ], 2013

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

by:
Authorized Signatory

REVERSE OF NOTE

This Note is one of the duly authorized issue of [senior/subordinated] debentures, notes, bonds or other evidences of [senior/subordinated] indebtedness (hereinafter called the “Securities”) of the Bank, of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture dated as of January 15, 2013, (herein called the “Indenture”), duly executed and delivered by the Bank, Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”) registrar, paying agent and transfer agent, and Deutsche Bank Luxembourg S.A., as Luxembourg paying agent and transfer agent, to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any Paying Agent, the Bank and the Holders of the Securities and the terms upon which the Securities are issued and are to be authenticated and delivered.

The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided or permitted in the Indenture. This Note is one of the series of Securities of the Bank issued pursuant to the Indenture and designated as [    ]% [Senior/Subordinated] Securities due [ ] (herein called the “Notes”), limited in aggregate principal amount to U.S.$[    ]. Additional Notes of this series may be issued from time to time pursuant to the terms of the Indenture.

[In the case of Senior Securities:

The Notes are unsecured and unsubordinated obligations of the Bank and will at all times rank pari passu in right of payment with all of the Bank’s other unsecured obligations, if any, other than the subordinated notes and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes. The Notes will be effectively subordinated to (i) all of the Bank’s secured indebtedness with respect to the value of the Bank’s assets securing that indebtedness, (ii) certain unsecured and unsubordinated obligations that in case of the Bank’s insolvency are granted preferential treatment pursuant to Chilean law, and (iii) all of the existing and future liabilities of the Bank’s subsidiaries, including trade payables of the Bank’s subsidiaries.]

[In the case of Subordinated Securities:

The Notes are direct, unconditional and unsecured subordinated debt obligations of the Bank. The obligations of the Bank under the Notes, whether on account of principal, interest or otherwise, are subordinated to all Senior Indebtedness (as defined herein) of the Bank as provided in the Indenture. If and to the extent that there is a deficiency in any payment in respect of the Notes, the claims of the holders of the Notes in respect of such deficiency shall be junior in right of payment to the claims of the holders of Senior Indebtedness but shall rank at least pari passu with the holders of all other Subordinated Indebtedness (as defined herein).

“Subordinated Indebtedness” means any indebtedness of the Bank (including any liability, whether actual or contingent, under any guarantee or indemnity) in respect of any notes,

bonds or other debt securities which is subordinated in right of payment at least to, or the repaying of or payment in respect of which is expressed to be conditional upon, the complete payment of the claims of all unsubordinated creditors of the obligor of such indebtedness.

“Senior Indebtedness” means indebtedness of the Bank other than Subordinated Indebtedness.]

The Notes are subject to redemption in whole, but not in part, upon not less than 30 nor more than 60 days’ notice to the Holders by first-class mail at any time, at a Redemption Price equal to 100% of the principal amount plus Additional Amounts, if any, together with any accrued but unpaid interest to the Redemption Date, if (i) the Bank certifies to the Trustee immediately prior to the giving of such notice that it has or will become obligated to pay Additional Amounts with respect to the Notes (in excess of the Additional Amounts payable in respect of the 4% withholding tax payable on payments of interest on the Notes) as a result of any change in or amendment to the laws or regulations of the Republic or any political subdivision or governmental authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, or any execution of, or amendment to, any treaty or treaties affecting taxation to which Chile is a party, which change or amendment occurs after the date of issuance of the Notes, and (ii) such obligation cannot be avoided by the Bank taking reasonable measures available to it; provided, that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Bank would be obligated to pay such Additional Amounts, if a payment in respect of the Notes were then due. [In the case of Subordinated Securities: The Bank shall only exercise such right of redemption if Article 55 of the General Banking Law of Chile is amended in the future to allow for such redemption.] Prior to the Redemption Date of the Notes pursuant to the Indenture, the Bank shall deliver to the Trustee an Officers’ Certificate, stating that the Bank is entitled to effect such a redemption pursuant to the Indenture, and setting forth in reasonable detail a statement of the facts giving rise to such right of redemption (together with a copy of a written Opinion of Counsel to the effect that, among other things, (a) the Bank has become obligated to pay such Additional Amounts as a result of a change or amendment described herein, (b) the Bank cannot avoid payment of such Additional Amounts by taking reasonable measures available to it and (c) all governmental approvals necessary for the Bank to effect such redemption have been obtained and are in full force and effect or specifying any such necessary approvals that as of the date of such opinion have not been obtained and that all conditions precedent to the redemption of the Notes have been satisfied).

The Indenture permits, with certain exceptions as therein provided, the Bank and the Trustee to enter into supplemental indentures to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Securities of each series under the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be adversely affected thereby on behalf of the Holders of all Securities of such series. The Indenture also permits the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series, on behalf of the Holders of all Securities of such series, to waive compliance by the Bank with certain provisions of the Indenture and certain defaults and their consequences with respect to such series under the Indenture. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such other Notes. In addition, subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Bank and the Trustee may amend the Indenture or the Notes to make changes that do not adversely affect the rights of any Holder in any material respect.

The Bank may from time to time without the consent of the holders of Notes create and issue further notes, having the same terms and conditions as the Notes in all respects (or in all respects except for the payment of interest on such Notes scheduled and paid prior to such time), so that such further issue may be consolidated and form a single series with the outstanding Notes.

[In the case of Senior Securities: If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all of the Notes may be declared due and payable in manner, with the effect and subject to the conditions provided in the Indenture.]

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Bank, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, rate and respective times and in the coin or currency herein and in the Indenture prescribed.

The Notes are issuable in registered form without coupons in denominations of U.S.$200,000 and any integral multiple of U.S.$1,000. Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations at the office or agency of the Bank in the Borough of Manhattan, The City of New York, designated for such purpose and in the manner and subject to the limitations provided in the Indenture.

The Trustee will be the Paying Agent and the Security Registrar with respect to the Notes. The Bank reserves the right at any time to vary or terminate the appointment of any Paying Agent or Security Registrar, to appoint additional or other Paying Agents and other Security Registrars, which may include the Bank, and to approve any change in the office through which any Paying Agent or Security Registrar acts; provided that there will at all times be a Paying Agent in The City of New York and there will be no more than one Security Registrar for the Notes.

For so long as any Securities are listed on the Luxembourg Stock Exchange for trading on the Euro MTF market and the rules of the exchange so require, the Bank will maintain a Paying Agent and Transfer Agent in Luxembourg. To the extent that the Luxembourg Paying Agent is obliged to withhold or deduct Tax on payments of interest or similar income, the Bank will, to the extent permitted by law, ensure that it maintains an additional Paying Agent in a Member State of the European Union that is not obliged to withhold or deduct Tax pursuant to European Council Directive 2003/48/EC or any other Directive on the taxation of savings implementing the conclusions of the European Council of Economic and Finance Ministers ECOFIN) meeting of June 3, 2003 or any law implementing or complying with, or introduced in order to conform to, such Directive.

Upon due presentment for registration of transfer of this Note at the office or agency of the Bank in The City of New York designated for such purpose, a new Note or Notes of authorized denominations for a like aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture.

No charge shall be made for any such transfer or exchange, but the Bank may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

The Bank, the Trustee and any agent of the Bank or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and none of the Bank, the Trustee or any such agent shall be affected by notice to the contrary.

Unless otherwise defined herein, all terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Note shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions thereof.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. no.)

and irrevocably appoint                                 agent to transfer this Note on the books of the Bank. The agent may substitute another to act for him.

Date:                      Your Signature:

Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Bank or any Affiliate of the Bank, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Bank; or

(2)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(3)	☐

inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Bank has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantee

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is U.S.$[  ]. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

CROSS-REFERENCE TABLE

Trust Indenture Act Section	Indenture Section
§310 (a)(1)	6.9
(a)(2)	6.9
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	6.9
(b)	6.8
6.10
(c)	Not Applicable
§311	6.13
§312 (a)	7.1
7.2(a)
(b)	7.2(a)
(c)	7.2(c)
§313 (a)	7.3(a)
(b)	7.3(b)
(c)	7.3(a)
(d)	7.3(c)
§314 (a)(1) (2) (3)	7.4
(a)(4)	10.4
(b)	Not Applicable
(c)(1)	1.2
(c)(2)	1.2
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.2
§315 (a)	6.1(a)
6.1(c)
(b)	6.2
(c)	6.1(b)
(d)	6.1(c)
(d)(1)	6.1(a)
(d)(2)	6.1(c) (ii)
(d)(3)	6.1(c) (iii)
(e)	5.14
§316 (a)	1.1
(a)(1) (A)	5.12
5.14
(a)(1)(B)	5.13
(a)(2)	Not Applicable
(b)	5.8
(c)	1.4(d)
§317 (a)(1)	5.3
(a)(2)	5.4

(b)	10.3
§318 (a)	1.7

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.